UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section

14(a) of the Securities Exchange Act of 1934

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WINDTREE THERAPEUTICS, INC.

(Name of Registrant as Specified In Its

Charter)

(Name of Person(s) Filing Proxy Statement, if other than the

Registrant)

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A LETTER FROM WINDTREE’S CHIEF EXECUTIVE OFFICER

Dear Fellow Stockholders:

The year of 2022 and the start of 2023 has been marked by the delivery of positive milestones and meaningful advancements. We made significant progress across multiple fronts and have set up the next several quarters to be quite an eventful year ahead. As we turn the page from one year to the next, I wanted to take a moment to review our achievements and progress to date, and provide you with some insight for the upcoming year.

I am very pleased to report on our management team’s achievements with respect to our priority objectives for 2022, including:

1)    Successfully Executed and Delivered a Positive SEISMiC Study with Istaroxime in Early Cardiogenic Shock

Patients in cardiogenic shock due to heart failure have significantly decreased heart function with extremely low blood pressure resulting in a critical reduction of blood flow to the body, including vital organs. Reversing the condition is urgent as it is often fatal with up to 30-40% mortality. Currently, physicians do not have adequate treatments and tend to reserve the available drug options because they are often accompanied by side effects that can be very problematic and even worsen outcomes. In our market research 99 out of 100 U.S.-based clinical cardiologists surveyed who treat shock said a new innovative drug therapy is highly needed and they would be highly receptive to using a new therapy fitting istaroxime’s unique profile. Based on U.S. hospital claims data and epidemiology data outside the U.S., we valued the global market at $1.25 billion and we saw that the U.S. average length of hospital stay is approximately 19 days with patient care costs in excess of $200,000 – yet we are not aware of any other agents in development for cardiogenic shock other than istaroxime. Based on this unmet need and the clinical profile that we observed in our two previous, positive studies in acute heart failure with istaroxime, Windtree conducted the SEISMiC study in early cardiogenic shock patients – and the results were positive and encouraging. The primary measure of systolic blood pressure significantly increased within the first six hours of initiating the infusion and the increase was maintained throughout the 24-hour infusion. In fact, this improvement was rapid within the first hour and sustained through the 96-hour post-infusion measure. Importantly, the underlying cause of the early cardiogenic shock - poor cardiac pump function - was positively impacted with key measures significantly or substantially improved. Kidney function was maintained which is important since these critical patients are typically experiencing fluid overload and require functioning kidneys to alleviate this. The SEISMiC study provided valuable information for optimizing our dose moving forward. The positive data substantiates and advances the rationale for istaroxime as a potential treatment for cardiogenic shock (and substantiates the previous acute heart failure data). Most of all, it paves the way for what we believe is a relatively faster and less expensive developmental and regulatory pathway than typical cardiac indications such as acute heart failure. This creates options for Windtree to capitalize upon possible global licensing and/or partnering opportunities or for Windtree to continue to execute the program to obtain regulatory approval and launch in the U.S. (and partner ex-US) in the future.

2)    Created a more capital efficient organization with reduced cash burn and extended cash runway

By prioritizing our portfolio, focusing and aligning on the activities most associated with value-creation potential and then making the necessary self-critical calls on what is really needed for resources, we were able to significantly reduce our cash burn and extend our runway. Between the first quarter of 2022 and 2023, total company cash burn was reduced 58%, while non-program burn (i.e., the ongoing, more constant spend outside of clinical studies) was reduced by 53% and headcount reduced by 46%. These actions are intended to direct more of our capital towards potential value-generating activity of research and drug development, and to extend our cash runway.

3)    Successfully financed the company and operations for the next steps in development

With positive data from SEISMiC, Windtree turned its attention to the next set of clinical activities to advance the program. Only after making the tough calls on organizational structure and prioritizing activities, significantly reducing our cash burn to extend our runway and, importantly, exploring multiple non-dilutive business development options, Windtree conducted a public financing in late April of this year. It had been nearly two years since our previous raise, and we went to the market for the minimum amount we believed necessary to properly progress our program to potentially meaningful milestone(s). Despite the very difficult market, we were successful in completing the round that, based on demand, was slightly upsized and avoided the negative elements that are common in predicate deals today. With the raise behind us, the company is in full execution mode!

4)    Secured a global out-license of the KL4 platform including AEROSURF®

Given the attractive opportunity of istaroxime in cardiogenic shock shaping portfolio prioritization, in August 2022 Windtree announced that it had entered into a global licensing agreement with Lee’s Pharmaceuticals (Lee’s) and its affiliate Zhaoke Pharmaceutical (Zhaoke) for the development and commercialization of Windtree’s acute pulmonary pipeline treatments KL4 surfactant and drug/device combination, AEROSURF®, for the treatment of preterm infants with respiratory distress syndrome (RDS) and other potential applications. As part of the global license, Lee’s and Zhaoke are responsible for funding all development, intellectual property, manufacturing, and commercialization activities and provide developmental, regulatory and eventual commercial sales milestones for Windtree of up to $78.9 million plus potential tiered royalties. This transaction helped focus Windtree’s resources on its core programs and delivered potential value to stockholders on assets we were no longer progressing ourselves.

Looking Forward

The remainder of 2023 and first half of 2024 are focused on executing activities intended to transition istaroxime from Phase 2 to Phase 3 for cardiogenic shock while also exploring potential partnership and strategic opportunities. Our top priorities are:

●

Execute the SEISMiC Extension study: This study is designed to advance the program with longer istaroxime infusions. We are also gathering data to more fully illuminate the effects and potential benefits associated with SERCA2a activation and support our regulatory strategy for Phase 3 with istaroxime. We plan to study up to 30 patients and for the study to take about eight months of execution with data expected in late Q1 2024.

●

Study SCAI Stage C patients: While a smaller group than SCAI stage B that was studied in our SEISMiC trial, we want and will need to include these more severe patients in Phase 3. Therefore, we plan to gain experience with SCAI stage C patients before Phase 3. Because these patients are more severe with signs of tissue/organ hypoperfusion, they will have already started the “rescue therapies.” Thus, this study will also analyze istaroxime in the setting of these active agents. We plan to study up to 20 patients initially. We are executing study start-up activities now with the plan to be in a position to start in late Q3 or early Q4 of 2023 (at which time we will confirm the decision to start enrollments and provide specific guidance as to timing of data).

●

Execute Business Development activities to gain stockholder value and support non-dilutive funding objectives: Given the significant opportunity of istaroxime in cardiogenic shock and acute heart failure along with the next generation, oral SERCA2a activators in pre-clinical development, we are active in exploring partnership and licensing opportunities. We are also open to and do explore potential strategic transactions (such as mergers and acquisitions), and will do so with our priority focus on creating value for our stockholders.

●

Retain and strengthen the team: In all the talk of science and innovation in our industry, perhaps the most overlooked critical ingredient for success is the people. Windtree has an exceptionally experienced and talented team that has a strong track record of execution (such as successfully executing the early cardiogenic shock study in hospital intensive care units in the middle of the COVID pandemic). We have retained our key talent and need to continue to do so while always remembering that good people giving their best is the most important aspect of success.

Over the next several months and coming year, we expect to see clinical execution and a number of important milestones that have the potential to be catalysts for growth and value generation, and the potential to create important new therapies for critically ill patients. I look forward to keeping you updated on our progress!

Best Regards,

Craig E. Fraser
President, Chief Executive Officer and

Chairman of the Board of Directors
Windtree Therapeutics, Inc.

We encourage you to read our 2022 Annual Report on Form 10-K, as amended by our Annual Report on Form 10-K/A, which includes our audited consolidated financial statements as of and for the year ended December 31, 2022, and the sections captioned "Risk Factors" and "Forward Looking Statements" for a description of the substantial risks and uncertainties related to the forward-looking statements included herein.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

You are invited to attend Windtree’s 2023 Annual Meeting, which will be held at 9:00 a.m., Eastern time, on Tuesday, August 15, 2023, or the Annual Meeting. We have decided to hold the Annual Meeting virtually this year. The Annual Meeting can be accessed via the Internet at: https://www.cstproxy.com/windtreetx/2023. We believe that hosting the Annual Meeting virtually will enable greater stockholder participation and improves our ability to communicate more effectively with our stockholders. At the Annual Meeting, stockholders will vote to:

●	elect the five director nominees that are set forth in the attached Proxy Statement to serve as directors, whose term will expire in 2024;
●	approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement;
●	ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the 2023 fiscal year; and
●

approve the amendment and restatement of our Amended and Restated Windtree Therapeutics 2020 Equity Incentive Plan, or the 2020 Plan, including an increase to the number of shares of common stock, par value $0.001 per share, authorized for issuance under the 2020 Plan from 93,175 shares to 738,175 shares.

Stockholders will also transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

MEETING INFORMATION:

Date:	August 15, 2023
Time:	9:00 a.m. ET
Location:	Via the Internet: https://www.cstproxy.com/windtreetx/2023
Record Date:	You can vote if you were a stockholder of record on June 26, 2023.

Your vote matters. Whether or not you plan to virtually attend the Annual Meeting, please ensure that your shares are represented by voting, signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States.

By Order of the Board of Directors

/s/ Diane Carman
Diane Carman
Senior Vice President, General Counsel and Corporate Secretary
June 29, 2023

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS. NOTICE OF THIS PROXY STATEMENT AND THE PROXY CARD IS BEING MAILED TO OUR STOCKHOLDERS ON OR ABOUT JUNE 29, 2023. In accordance with the rules of the Securities and Exchange Commission, or the SEC, we are advising our stockholders of the availability on the internet of our proxy materials related to our forthcoming Annual Meeting. Because we have elected to utilize the “notice and access” option, we are delivering to all stockholders a Notice of Internet Availability providing details on how to access to those proxy materials on a publicly accessible website or to request paper copies to be delivered. This Notice of Annual Meeting and Proxy Statement are available to holders of our common stock at https://www.cstproxy.com/windtreetx/2023 and on our corporate website at www.windtreetx.com.

SUMMARY INFORMATION

To assist you in reviewing this year’s proposals, we call your attention to the following proxy summary. This is only a summary; please review this Proxy Statement and our 2022 Annual Report in full.

PROXY SUMMARY

Summary of Stockholder Voting Matters

Proposal	For More Information	Board of Directors Recommendation
Item 1: Election of the five director nominees to serve until our 2024 Annual Meeting	Page 40	✓ FOR EACH NOMINEE
Item 2: Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers	Page 41	✓ FOR
Item 3: Ratification of Appointment of EisnerAmper LLP as our Independent Registered Public Accounting Firm for 2023	Page 42	✓ FOR
Item 4: Approval of the Amended and Restated Windtree Therapeutics 2020 Equity Incentive Plan	Page 43	✓ FOR

Our Director Nominees

You are being asked to vote on the election of five director nominees, each to serve until our 2024 Annual Meeting of Stockholders. The number of members of our Board of Directors, or the Board, is currently set at five members.

The term of office of our directors expires at the Annual Meeting. We are nominating Craig E. Fraser, Daniel Geffken, Robert Scott, M.D., Mark Strobeck, Ph.D., and Leslie J. Williams for election at the Annual Meeting to serve until the 2024 Annual Meeting of Stockholders and until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification or removal. Directors are elected by a plurality of the votes properly cast by our stockholders at the Annual Meeting. The five director nominees receiving the most FOR votes (among votes properly cast in person or by proxy) will be elected. If no contrary indication is made, shares represented by executed proxies will be voted FOR the election of Messrs. Fraser and Geffken, Drs. Scott and Strobeck, and Ms. Williams. Each nominee has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve.

Notice of Annual Meeting of Stockholders and 2023 Proxy Statement | i

SUMMARY INFORMATION (continued)

		Director			Committee Memberships			Other Current Public Company
Name	Age	Since	Occupation	Independent	AC	CC	NCGC	Boards
Craig E. Fraser	58	2016	Our President, Chief Executive Officer and Chairman	No	⸺	⸺	⸺	None
Daniel Geffken	66	2019	Managing Partner of Danforth Advisors	Yes	C	M	⸺	None
Robert Scott, M.D.	69	2021	Former Chief Medical Officer and Head of Development for AbbVie	Yes	⸺	C	M	None
Mark Strobeck, Ph.D.	52	2023	Director, President and CEO of Rockwell Medical, Inc.	Yes	M	M	⸺	Rockwell Medical, Inc.
Leslie J. Williams	63	2021	Director, President and CEO of hC Bioscience, Inc.	Yes	M	⸺	C	Ocular Therapeutix, Inc.

AC = Audit Committee	C = Chair
CC = Compensation Committee	M = Member
NCGC = Nominating and Corporate Governance Committee

CORPORATE GOVERNANCE SUMMARY FACTS

The following table summarizes our current Board structure and key elements of our corporate governance framework:

Governance Items
Size of Board (set by the Board)	5
Number of Independent Directors	4
Board Self-Evaluation	Annual
Review of Independence of Board	Annual
Independent Directors Meet Without Management Present	Yes
Voting Standard for Election of Directors	Plurality
Diversity of Board Background, Experience and Skills	Yes
Lead Independent Director	Yes

Notice of Annual Meeting of Stockholders and 2023 Proxy Statement | ii

TABLE OF CONTENTS[1]

PROXY STATEMENT

This Proxy Statement, with the enclosed proxy card, is being furnished to stockholders of Windtree in connection with the solicitation by our Board of proxies to be voted at our Annual Meeting and at any postponements or adjournments thereof. The Annual Meeting will be held virtually on Tuesday, August 15, 2023, at 9:00 a.m., Eastern time via live webcast by visiting https://www.cstproxy.com/windtreetx/2023.

This Proxy Statement and the enclosed proxy card are first being mailed to our stockholders on or about June 29, 2023.

1 NTD: ToC to be updated once proxy is finalized.

Notice of Annual Meeting of Stockholders and 2023 Proxy Statement | iii

GENERAL INFORMATION ABOUT THE MEETING

PROXY SOLICITATION

Windtree is soliciting your vote on matters that will be presented at the Annual Meeting and at any adjournment or postponement thereof. This Proxy Statement contains information on these matters to assist you in voting your shares.

This Proxy Statement and the proxy card are first being furnished to our stockholders on or about June 29, 2023. This Proxy Statement and our 2022 Annual Report are available to holders of our common stock at https://www.cstproxy.com/windtreetx/2023 and on our corporate website at www.windtreetx.com.

STOCKHOLDERS ENTITLED TO VOTE

All stockholders of record of our common stock at the close of business on June 26, 2023, or the Record Date, are entitled to receive the Notice and to vote their shares at the Annual Meeting. As of that date, 5,148,219 shares of our common stock were outstanding. Each share is entitled to one vote on each matter properly brought to the meeting.

VOTING METHODS

You may vote at the Annual Meeting via the Internet or you may cast your vote in any of the following ways:

Mailing your signed proxy card or voter instruction card	Using the internet at https://www.cstproxy.com/windtreetx/2023	Calling toll-free from the United States, U.S. territories and Canada to +1 (866) 894-0536

HOW YOUR SHARES WILL BE VOTED

In each case, your shares will be voted as you instruct. If you return a signed card, but do not provide voting instructions, your shares will be voted FOR each of the proposals in Items 1, 2, 3 and 4. If you are the record holder of your shares, you may revoke or change your vote any time before the proxy is exercised. To do so, you must do one of the following:

●

Vote over the internet or by telephone as instructed above. Only your latest internet or telephone vote is counted. You may not revoke or change your vote over the internet or by telephone after 11:59 p.m., Eastern time, on August 14, 2023;

●	Sign a new proxy card and submit it by mail, which must be received no later than August 14, 2023. Only your latest dated proxy card will be counted;

●

Virtually attend the Annual Meeting via live webcast by visiting https://www.cstproxy.com/windtreetx/2023. Virtually attending the Annual Meeting will not by itself revoke a previously granted proxy; or

●	Give our Corporate Secretary written notice before or at the meeting that you want to revoke your proxy.

If your shares are held by your broker, bank or other holder of record as a nominee or agent (i.e., the shares are held in “street name”), you should follow the instructions provided by your broker, bank or other holder of record.

Deadline for Voting. The deadline for voting by telephone or internet, other than virtually attending the Annual Meeting, is 11:59 p.m., Eastern time on August 14, 2023. If you are a registered stockholder and virtually attend the Annual Meeting, you may vote at the Annual Meeting.

Notice of Annual Meeting of Stockholders and 2023 Proxy Statement | 1

BROKER VOTING AND VOTES REQUIRED FOR EACH PROPOSAL

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The Notice has been forwarded to you by your broker, bank or other holder of record who is considered the stockholder of record of those shares. As the beneficial owner, you may direct your broker, bank or other holder of record on how to vote your shares by using the proxy card included in the materials made available or by following their instructions for voting on the internet.

Notice of Annual Meeting of Stockholders and 2023 Proxy Statement | 2

GENERAL INFORMATION ABOUT THE MEETING (continued)

A broker non-vote occurs when a broker or other nominee that holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the beneficial owner of the shares. The following table summarizes how broker non-votes, votes withheld, and abstentions are treated with respect to our proposals:

Proposal	Votes Required	Treatment of Votes Withheld, Abstentions, and Broker Non-Votes	Broker Discretionary Voting
Item 1: Election of directors	Plurality of the votes properly cast	Votes withheld and broker non-votes have no effect on the outcome of the proposal	No
Item 2: Approval, on an advisory basis, of the compensation of our named executive officers	Majority of the votes properly cast	Abstentions and broker non-votes have no effect on the outcome of the proposal	No
Item 3: Ratification of appointment of EisnerAmper LLP as our Independent Registered Public Accounting Firm for 2023	Majority of the votes properly cast	Abstentions and broker non-votes have no effect on the outcome of the proposal	Yes
Item 4: Approval of the Amended and Restated Windtree Therapeutics 2020 Equity Incentive Plan	Majority of the votes properly cast	Abstentions and broker non-votes have no effect on the outcome of the proposal	No

QUORUM

We must have a quorum to conduct business at the Annual Meeting. A quorum consists of the presence at the meeting either in person, virtually or represented by proxy of the holders of one-third (1/3) of the votes of shares of stock issued and outstanding and entitled to vote. For the purpose of establishing a quorum, votes withheld, abstentions, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Annual Meeting, and broker non-votes count toward the quorum. If there is no quorum, the holders of a majority of shares attending the Annual Meeting virtually or represented by proxy or the chairman of the Annual Meeting may adjourn the meeting to another date.

PROXY SOLICITATION COSTS

We pay the cost of soliciting proxies. Proxies will be solicited on behalf of the Board by mail, telephone, and other electronic means or in person. Directors and employees will not be paid any additional compensation for soliciting proxies. We have engaged Morrow Sodali LLC to assist with the solicitation of proxies for an estimated fee of $10,500. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Notice of Annual Meeting of Stockholders and 2023 Proxy Statement | 3

BOARD OF DIRECTORS

Our Board has nominated Craig E. Fraser, Daniel Geffken, Robert Scott, M.D., Mark Strobeck, Ph.D. and Leslie J. Williams to be elected as directors at our Annual Meeting to hold office until our 2024 Annual Meeting of Stockholders. Our Board currently consists of five directors.

Our Board is the Company’s ultimate decision-making body, except with respect to those matters reserved to the stockholders. Our Board selects the members of our senior management team, who in turn are responsible for the day-to-day operations of the Company. Our Board acts as an advisor and counselor to senior management and oversees its performance.

Each of our current directors has been nominated by our Board for re-election at the Annual Meeting for one-year terms that will expire at the 2024 Annual Meeting of Stockholders and until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification or removal. Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected. If any nominee is unable to serve, the Nominating and Corporate Governance Committee, or the Governance Committee, of our Board will recommend to our Board a replacement nominee. The Board may then designate the other nominee to stand for election. If you voted for the unavailable nominee, your vote will be cast for his or her replacement.

BOARD STRUCTURE AND COMPOSITION

The Governance Committee of our Board is responsible for recommending the composition and structure of our Board and for developing criteria for Board membership. The Governance Committee regularly reviews director competencies, qualities and experiences, with the goal of ensuring that our Board is comprised of an effective team of directors who function collegially and who are able to apply their experience toward meaningful contributions to our business strategy and oversight of our performance, risk management, organizational development and succession planning. The Governance Committee is also responsible for identifying individuals that it believes are qualified to become Board members.

Our Bylaws provide that the number of members of our Board shall be fixed by the Board from time to time. Our Board is currently fixed at five members.

SELECTION OF CANDIDATES

Our Board identifies director nominees by first evaluating the current members of our Board who are willing to continue in service. Current members with qualifications and skills that are consistent with our Board’s criteria for Board service are re-nominated. As to new candidates, our Board generally polls its members and members of our management for their recommendations. Our Board may also review the composition and qualification of the boards of our competitors and may seek input from industry experts or analysts. Our Board reviews the qualifications, experience and background of the candidates and, as discussed below, considers diversity in these areas among all the Board members. In making its determinations, our Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate our success and represent stockholder interests through the exercise of sound judgment. Any recommendations properly submitted by stockholders will be processed and are subject to the same criteria as any other candidates.

Each of the nominees included in this Proxy Statement and the enclosed proxy card(s) was recommended for inclusion by all of the members of our Board.

Notice of Annual Meeting of Stockholders and 2023 Proxy Statement | 4

BOARD OF DIRECTORS (continued)

CRITERIA FOR BOARD MEMBERSHIP

The Governance Committee has identified certain criteria that it will consider in identifying director nominees. Important general criteria and considerations for Board membership include:

General Criteria
Ability to contribute to the Board’s range of talent, skill and experience to provide sound and prudent guidance with respect to the Company’s strategy and operations, including, but not limited to:
►	Experience in leadership roles in the life sciences, healthcare or public health fields, including experience in the areas of development and commercialization of drug products;
►	Personal integrity and ethical character, commitment and independence of thought and judgment;
►	Capability to fairly and equally represent our stockholders;
►

Confidence and willingness to express ideas and engage in constructive discussion with other Board members and management, to actively participate in the Board’s decision-making process and make difficult decisions in the best interest of the Company and its stockholders;

►	Diversity with respect to gender, age, race, ethnicity, background, professional experience and perspectives;
►	Willingness and ability to devote sufficient time, energy and attention to the affairs of the Company and the Board; and
►	Lack of actual and potential conflicts of interest.

The Governance Committee also considers, on an ongoing basis, the background, experience and skills of the incumbent directors that are important to our current and future business needs, including, among others, the combined mix of experience in the following areas: technical, operational and/or economic knowledge of our business and industries; experience in operational, financial and/or administrative management; financial and risk management acumen; and experience in or familiarity with international business, markets and cultures, technological trends and developments, and corporate securities and tax laws. While a candidate may not possess every one of these qualifications, his or her background should reflect many of these qualifications.

BOARD COMMITMENT TO DIVERSITY

We do not have a formal policy regarding consideration of diversity in selecting the nominees for our Board; however, we seek to nominate Board members with a variety of complementary skills so that as a group, the Board will possess the appropriate talent, skills and expertise to oversee our business. As set forth above, the qualifications we look for in nominees for Board members (both new candidates and current Board members) include technical and operational knowledge of our business and industries; experience in operational, financial and/or risk management; familiarity with international business, markets and cultures; and expertise in the pharmaceutical industry, including research and development. Because not every nominee will possess all of these qualifications, our Board considers diversity in these factors when evaluating each nominee in the context of the Board as a whole.

The recently adopted listing rules of the Nasdaq Stock Market LLC, or Nasdaq, require each listed company to have, or explain why it does not have, two diverse directors on the board, including at least one diverse director who self-identifies as female and at least one diverse director who self-identifies as an underrepresented minority or LGBTQ+. Companies listed on the Nasdaq Capital Market must have at least one diverse director by December 31, 2023 and two diverse directors by December 31, 2026. Nasdaq provides flexibility for smaller reporting companies, which can meet the diversity objective by including two female directors, and for all companies with five or fewer directors, which can meet the diversity objective by including one diverse director.

As presently constituted, the Board represents a deliberate mix of members who have a deep understanding of our business as well as members who have different skill sets and points of view. The matrix below provides certain highlights of the composition of our Board members based on self-identification. Each of the categories listed in the matrix below has the meaning as it is used in Nasdaq Listing Rule 5605(f).

Notice of Annual Meeting of Stockholders and 2023 Proxy Statement | 5

BOARD OF DIRECTORS (continued)

Board Diversity Matrix
Total Number of Directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian
Asian American
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	4
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Notice of Annual Meeting of Stockholders and 2023 Proxy Statement | 6

BOARD OF DIRECTORS (continued)

DIRECTOR CANDIDATES

On an ongoing basis, the Governance Committee considers potential director candidates identified on its own initiative as well as candidates referred or recommended to it by other directors, members of management, search firms, stockholders and others (including individuals seeking to join the Board). Stockholders who wish to recommend candidates may contact the Governance Committee in the manner described under the heading “Stockholder Communications to the Board” in this Proxy Statement. Stockholder nominations must be made according to the procedures required under our Bylaws and described in this Proxy Statement under the heading “Requirements for Submission of Stockholder Proposals for Next Year’s Annual Meeting.” Stockholder-recommended candidates and stockholder nominees whose nominations comply with these procedures and who meet the criteria referred to above will be evaluated by the Governance Committee in the same manner as the Governance Committee’s nominees.

		Director			Committee Memberships			Other Current Public Company
Name	Age	Since	Occupation	Independent	AC	CC	NCGC	Boards
Craig E. Fraser	58	2016	Our President, Chief Executive Officer and Chairman	No	⸺	⸺	⸺	None
Daniel Geffken	66	2019	Managing Partner of Danforth Advisors	Yes	C	M	⸺	None
Robert Scott, M.D.	69	2021	Former Chief Medical Officer and Head of Development for AbbVie	Yes	⸺	C	M	None
Mark Strobeck, Ph.D.	52	2023	Director, President and CEO of Rockwell Medical, Inc.	Yes	M	M	⸺	Rockwell Medical, Inc.
Leslie J. Williams	63	2021	Director, President and CEO of hC Bioscience, Inc.	Yes	M	⸺	C	Ocular Therapeutix, Inc.

AC = Audit Committee	C = Chair
CC = Compensation Committee	M = Member
NCGC = Nominating and Corporate Governance Committee

In each of the director nominee biographies that follow, we highlight the specific experience, qualifications, attributes and skills that led the Board to conclude that the director nominee or continuing director should serve on our Board at this time.

Notice of Annual Meeting of Stockholders and 2023 Proxy Statement | 7

BOARD OF DIRECTORS (continued)

DIRECTOR NOMINEES

Craig E. Fraser (Chair)
Age: 58 Director Since: 2016	Committee Memberships: None.	Other Public Directorships: None.

Mr. Fraser has served as President and Chief Executive Officer, or CEO, and a member of the Board since February 2016. He has also served as our Chairman since June 2023. He brings over 30 years of experience as a leader in drug development, fundraising, business development and commercial operations in building biopharmaceutical and device businesses for startups as well as larger companies. Prior to joining us, Mr. Fraser held executive positions at several biopharmaceutical companies, including Novelion as President and Chief Operating Officer from 2014 to 2015 and, prior to that, positions of increasing responsibility; as Vice President of Global Disease Areas at Pfizer from 2009 to 2011 and Vice President and Global Business Manager at Wyeth Pharmaceuticals from 2007 to 2009. Previously, Mr. Fraser served as Vice President, Sales & Marketing and Commercial Operations and as Vice President, Oncology Global Strategic Marketing at Johnson & Johnson; and as Gastroenterology Franchise Lead, National Sales Director - Immunology and Acute Cardiovasculars, and Marketing Director - Cardiovasculars and Diagnostics at Centocor and various sales and sales management positions prior to marketing roles. Mr. Fraser is a veteran of both the U.S. Marine Corps and the U.S. Army. Mr. Fraser does not serve on any other public company boards. Mr. Fraser received his B.S. degree in Public Administration from Slippery Rock University of Pennsylvania.

Skills & Qualifications:
Mr. Fraser’s knowledge of our business, as well as his extensive leadership and biopharmaceutical industry experience provide him with the qualifications and skills to serve on our Board.

Daniel Geffken
Age: 66 Director Since: 2019	Committee Memberships: Audit (Chair) and Compensation	Other Public Directorships: None.

Mr. Geffken has served as a member of our Board since April 2019 and also serves as Chair of the Audit Committee and as a member of the Compensation Committee. Since 2011, Mr. Geffken has been serving as the Founding Managing Partner of Danforth Advisors, a leading financial and strategy consulting firm to the life sciences industry. He has served as chief financial officer and strategic consultant to numerous companies, including Apellis Pharmaceuticals, Cidara Therapeutics, Cabaletta Bio, Homology Medicines, Stealth BioTherapeutics and Transkaryotic Therapies. Mr. Geffken has served on the Board of Elicio Bio, Alcobra Ltd. and Arcturus Inc., after its merger with Alcobra. Mr. Geffken earned his MBA from Harvard Business School, and his B.S. in Economics from the Wharton School.

Skills & Qualifications:

Mr. Geffken’s deep understanding of the industry in which we operate, in corporate financial management and his overall business acumen and insights provide him with the qualifications and skills to serve on our Board.

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BOARD OF DIRECTORS (continued)

Robert Scott, M.D.
Age: 69 Director Since: 2021	Committee Memberships: Compensation (Chair) and Governance	Other Public Directorships: None.

Dr. Scott has served as a member of our Board since February 2021 and also serves as Chair of the Compensation Committee and as a member of the Governance Committee. He has held leadership positions for over 30 years in the world’s leading biopharma companies, including J&J, Pfizer, Amgen and AbbVie. During that time, Dr. Scott has led development teams responsible for highly successful brands such as Norvasc®, Lipitor®, Repatha®, Humira®, Skyrizi® and Rinvoq™. Prior to his recent retirement as Chief Medical Officer and Head of Development for AbbVie, a research-based global biopharmaceutical company, in April 2020, Dr. Scott was responsible for a team of over 4,000 individuals across 52 countries, a budget of nearly US$3 billion and programs involving more than 40 new molecular entities since joining in April 2016. Prior to joining AbbVie, Dr. Scott served as Vice President of Global Development for Amgen from October 2010 to February 2016, where he conducted, among other programs, heart failure development. From 2002 until 2007, he was the Chief Medical Officer and Executive Vice President of Research and Development at AtheroGenics. While there he designed and implemented the first large cardiovascular outcomes study to be wholly performed by a small biotech. Dr. Scott also worked for Pfizer, one of the world’s premier biopharmaceutical companies, from 1992 to 2002. While there, he was intimately involved in many cardiovascular clinical trials. He also was integral in developing the cholesterol drug Lipitor® and Norvasc®, a drug used to treat high blood pressure. Dr. Scott has served on many committees and boards, including as a member of the FDA Cardiac and Renal Drug Advisory Committee from 2012 until 2016, the board of Transcelerate, and as a member of the PhRMA Research and Development Leadership Forum. Dr. Scott currently serves as a director for Redx Pharma, ArisGlobal, Confo Therapeutics, Oncospherix Inc. and Draupnir Bio, where he also sits on the remuneration committee. Dr. Scott received his BSc in Microbiology and Biochemistry and MbChB in Medicine from the University of Cape Town.

Skills & Qualifications:
Dr. Scott’s extensive experience leading large biopharmaceutical companies through several successful product developments provides him with the qualifications and skills to serve on our Board.

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BOARD OF DIRECTORS (continued)

Mark Strobeck, Ph.D.
Age: 52 Director Since: 2023	Committee Memberships: Audit and Compensation	Other Public Directorships: Rockwell Medical, Inc. (RMTI)

Mark Strobeck, Ph.D. has served as a member of our Board since June 2023 and also serves as a member of the Audit and Compensation Committees. Dr. Strobeck has also served as the President and CEO, and as a member of the board of directors, of Rockwell Medical, Inc., a biopharmaceutical company, since July 2022. Dr, Strobeck previously served as Managing Director of Aquilo Partners, LP, a life sciences investment bank, from May 2021 to June 2022. He previously served as Executive Vice President and Chief Operating Officer of Assertio Holdings, Inc., a pharmaceutical company, from May 2020 to December 2020. Prior to that, Dr. Strobeck was Executive Vice President and Chief Operating Officer of Zyla Life Sciences, a pharmaceutical company, from September 2015 through its merger with Assertio Holdings, Inc. in May 2020, and previously served as Zyla’s Chief Business Officer from January 2014 to September 2015. Before his employment at Zyla, he served as Zyla’s advisor from June 2012 to December 2013. From January 2012 to December 2013, he served as President and Chief Executive Officer and a director of Corridor Pharmaceuticals, Inc., a pharmaceuticals company, which was acquired by AstraZeneca plc in 2014. From December 2010 to October 2011, Dr. Strobeck served as Chief Business Officer of Topaz Pharmaceuticals Inc., a specialty pharmaceutical company acquired by Sanofi Pasteur in the fourth quarter of 2011. From June 2010 to November 2010 and October 2011 to January 2012, Dr. Strobeck worked as a consultant. From January 2008 to May 2010, Dr. Strobeck served as Chief Business Officer of Trevena, Inc., a pharmaceutical company. Prior to joining Trevena, Dr. Strobeck held management roles at GlaxoSmithKline plc, a pharmaceuticals company, and venture capital firms SR One Limited and EuclidSR Partners, L.P. Dr. Strobeck currently serves on the board of directors of Horse Power For Life, a nonprofit organization dedicated to improving the quality of life for individuals diagnosed with cancer, a position he has held since 2012. Dr. Strobeck received his B.S. in Biology from St. Lawrence University in 1993 and his Ph.D. in Pharmacology and Biophysics from the University of Cincinnati in 1999 and completed his post-doctoral fellowship in Cardiovascular Gene Regulation at the University of Pennsylvania School of Medicine in 2001.

Skills & Qualifications:

Dr. Strobeck’s extensive experience in the life sciences industry, scientific expertise and familiarity with public company boards provides him with the qualifications and skills to serve on our Board.

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BOARD OF DIRECTORS (continued)

Leslie J. Williams (Lead Independent Director)
Age: 63 Director Since: 2021	Committee Memberships: Audit and Governance (Chair)	Other Public Directorships: Ocular Therapeutix, Inc. (OCUL)

Ms. Williams has served as a member of our Board since February 2021 and also serves as our Lead Independent Director, and as Chair of the Governance Committee and as a member of the Audit Committee. She is a 25-year biopharmaceutical veteran and is an experienced biotech chief executive officer and board of directors’ member. She has experience in healthcare, management, commercial product development and marketing. In 2021, she founded hC Bioscience, Inc., a discovery stage biotech company, and serves as Director, President and Chief Executive Officer. Prior to this, she spent 10 years at ImmusanT, Inc., a clinical stage biotechnology company, and she served as Director, President & Chief Executive Officer of ImmusanT until 2019. Prior to that, she was President and Chief Executive Officer of Ventaira Pharmaceuticals since 2004 and under her leadership the company became a significant player in the pulmonary drug-delivery market until it was sold at the end of 2007. Prior to Ventaira, Ms. Williams was director of marketing for INO Therapeutics, Inc. and additional experience includes commercial positions at Merck and GSK, and drug-delivery and -monitoring experience at Datex-Ohmeda (formerly Ohmeda, Inc.). She was a venture partner at Battelle Ventures where she sourced and evaluated deals and assisted early-stage technology companies with strategy, management, business development and M&A. She has served on several private, public and non-profit boards. In addition to serving as Chief Executive Officer at hC Bioscience, she serves on the Board of Ocular Therapeutix, Inc. since 2019, Life Science Leader since 2011, CSCRI since 2018, and Life Science Cares since 2017. Ms. Williams holds an MBA from Washington University, John Olin School of Business, and a B.S. degree with honors in nursing from the University of Iowa. Before entering industry, she was a critical-care nurse at Duke University, Medical College of Virginia and at the University of Iowa.

Skills & Qualifications:
Ms. Williams’ insight into the biotechnology industry experience and familiarity with public life science company boards provides her with the qualifications and skills to serve on our Board.

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CORPORATE GOVERNANCE AND RISK MANAGEMENT

We are committed to good corporate governance and integrity in our business dealings. Our governance practices are documented in our Amended and Restated Certificate of Incorporation, or Charter, our Bylaws, our Code of Business Conduct and Ethics, or the Code of Conduct, and the charters of the committees of the Board, or collectively, the Committees. Aspects of our governance documents are summarized below. You can find our charters for each Committee and our Code of Conduct on our website www.windtreetx.com under “Investors-Corporate Governance.”

BOARD INDEPENDENCE

Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information provided by each director, our Board has determined that each of our directors, and directors whom have served on our Board since the beginning of the 2022 fiscal year, with the exception of Mr. Fraser, does or did not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is independent under the listing rules of Nasdaq. In making these determinations, our Board considered the current and prior relationships that each non-employee director has or had with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section below titled “Certain Relationships and Related Party Transactions.”

BOARD LEADERSHIP STRUCTURE

Our Board is currently composed of five members. In accordance with our Bylaws, each director is elected at our Annual Meeting of Stockholders. Each director holds office until our next Annual Meeting of Stockholders and until his or her successors have been duly elected and qualified, or until such director’s death, or until such director shall have resigned, or have been removed.

We believe that the Board should remain free to configure the leadership of the Board and the Company in a way that best serves the interests of the Company and its stockholders at the time and, accordingly, has no fixed policy with respect to combining or separating the offices of the Chairman of the Board and the CEO. Effective as of June 22, 2023, our President and CEO, Craig E. Fraser, was appointed to serve as Chairman of our Board. Additionally, the Board appointed Leslie J. Williams to serve as lead independent director of the Board, effective as of June 22, 2023. The Board has chosen this structure because it believes Mr. Fraser serves as a bridge between management and the Board, ensuring that both groups act with a common purpose, while maintaining proper governance oversight through the appointment of a lead independent director. The Board considers the combined role to be appropriate as it promotes unified leadership, fosters strategic development and execution, and optimizes information flow between management and the Board. Accordingly, the Board believes, at this time, that the combined role of Chairman and CEO, together with a lead independent director and other independent directors, is in the best interest of stockholders, because it provides the appropriate balance between strategy development and independent oversight of management. Our Board will continue to evaluate its leadership structure in light of changing circumstances and will make changes at such times as it deems appropriate.

Lead Independent Director Responsibilities

In addition to the functions as discussed below, the Lead Independent Director’s responsibilities, include, among other things:

●	serving as liaison between the CEO and the non-employee directors;

●	presiding at all meetings of the Board at which the Chair is not present;

●	moderating executive sessions of the Board’s non-employee directors; and

●	having the authority to call meetings of the non-employee directors.

BOARD COMMITTEES

Our Board has established various Committees to assist in discharging its duties: the Audit Committee, the Compensation Committee and the Governance Committee. Each member of our Committees is an independent director as that term is defined by the U.S. Securities and Exchange Commission and Nasdaq. The primary responsibilities of each of the Committees and the Committee memberships are provided below under the section entitled “Board Attendance, Committee Meetings and Committee Membership.”

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Each of the Committees has the authority, as its members deem appropriate, to engage legal counsel or other experts or consultants in order to assist the Committee in carrying out its responsibilities.

ROLE OF BOARD IN RISK OVERSIGHT

One of the key functions of our Board is to oversee our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address the risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. While our Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. For example:

●

Our Audit Committee oversees management of financial reporting, compliance and litigation risks, including risks related to our insurance, information technology and cybersecurity, human resources and regulatory matters, as well as the steps management has taken to monitor and control such exposures.

●

Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation policies, plans and arrangements and the extent to which those policies or practices increase or decrease risks for our company.

●	Our Governance Committee manages risks associated with the independence of our Board, potential conflicts of interest and the effectiveness of our Board.

EVALUATING BOARD EFFECTIVENESS

The Board is committed to continuous improvement and conducting annual self-evaluations as an important tool for evaluating effectiveness. The Board and each Committee conduct an annual self-evaluation of their performance and effectiveness.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to our officers, including our principal executive, financial and accounting officers, and our directors and employees. We have posted the Code of Business Conduct and Ethics on our Internet website at www.windtreetx.com under the “Investors—Corporate Governance” tab. We intend to make all required disclosures on our website concerning any amendments to, or waivers from, our Code of Business Conduct and Ethics with respect to our executive officers and directors.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

Our director orientation programs familiarize new directors with the Company’s businesses, strategies, and policies, and assist new directors in developing the skills and knowledge required for their service on the Board. All other directors are also invited to attend the orientation programs. From time to time, management advises, or invites outside experts to attend Board meetings to advise, the Board on its responsibilities, management’s responsibilities, developments relevant to corporate governance and best corporate practices. Additionally, Board members may attend, and are encouraged to attend, accredited director education programs at the Company’s expense.

RESTRICTIONS ON THE HEDGING AND PLEDGING OF WINDTREE SHARES

Pursuant to our Insider Trading Policy, which applies to all officers, all directors and all of our employees and any of our subsidiaries, or the Covered Individuals, the Covered Individuals are prohibited from purchasing securities or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of any equity security of Windtree or any such subsidiary. Covered Individuals are also prohibited from selling “short” any securities of those companies.

Covered Individuals are further prohibited from holding any equity securities of Windtree or any such subsidiary in a margin account or otherwise pledging such securities as collateral for a loan.

These prohibitions also apply to family members living in the same household as Covered Individuals, as well as entities influenced or controlled by the Covered Individuals.

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CORPORATE GOVERNANCE AND RISK MANAGEMENT (continued)

BOARD ATTENDANCE, COMMITTEE MEETINGS AND COMMITTEE MEMBERSHIP

Director	Independence	Board	AC	CC	NCGC
Craig E. Fraser	No	M	⸺	⸺	⸺
Daniel Geffken	Yes	M	C	M	⸺
Robert Scott, M.D.	Yes	M	M	C	M
Mark Strobeck, Ph.D.*	⸺	⸺	⸺	⸺	⸺
Leslie J. Williams	Yes	M	M	⸺	C
2022 Meetings	⸺	7	4	1	0

AC = Audit Committee	C = Chair
CC = Compensation Committee	M = Member
NCGC = Nominating and Corporate Governance Committee

* Dr. Strobeck did not serve as a member of the Board in 2022.

During 2022, each director attended at least 75% of the meetings of the Board and meetings of each Committee on which he or she served. Although we do not have a formal policy regarding attendance by members of our Board at our Annual Meeting, we encourage all of our directors to attend. Our Governance Committee did not meet separately in 2022, and the duties of the Governance Committee were carried out with the full Board.

Audit Committee

Our Audit Committee consists of Mr. Geffken, Dr. Strobeck and Ms. Williams, with Mr. Geffken serving as chair of our Audit Committee. Each member of our Audit Committee is an “independent director” as defined in Rule 5605(a)(2) of the Nasdaq Listing Rules and the financial sophistication requirements of the SEC rules. The Board has determined that each of Mr. Geffken and Dr. Strobeck is an “audit committee financial expert” as defined under SEC rules.

The primary purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities relating to our accounting, reporting and financial practices, and our compliance with all related legal and regulatory requirements, including, but not limited to, oversight of the:

●	appointment, retention and compensation of the Company’s independent auditor;

●	maintenance by management of the reliability and integrity of the Company’s accounting policies, financial reporting and disclosure practices, and tax compliance;

●	establishment and maintenance by management of processes to ensure that an adequate system of internal control is functioning within the Company; and

●	establishment and maintenance by management of processes to ensure compliance by the Company with all applicable laws, regulations and Company policy.

In addition, the Audit Committee is responsible for, among other things, the appointment, compensation and oversight of the work of our independent auditor or any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting), reviewing the range and cost of audit and non-audit services performed by our independent auditor, reviewing the adequacy of our systems of internal control, and reviewing all related party transactions. In discharging its role, the Audit Committee is empowered to investigate any matter brought to its attention and has full access to all our books, records, facilities and personnel. The Audit Committee also has the power to retain such legal, accounting and other advisors as it deems necessary to carry out its duties.

The Board has adopted a written Audit Committee Charter. The composition and responsibilities of the Audit Committee and the attributes of its members, as reflected in its Charter, are intended to be in accordance with certain listing requirements of Nasdaq and the rules of the SEC for corporate audit committees. The Audit Committee Charter may be found on our website at www.windtreetx.com under the “Investors-Corporate Governance” tab.

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CORPORATE GOVERNANCE AND RISK MANAGEMENT (continued)

Compensation Committee

Our Compensation Committee consists of Mr. Geffken, Dr. Scott and Dr. Strobeck, with Dr. Scott serving as chair of our Compensation Committee. Each member of this committee (i) meets the requirements for independence under the current Nasdaq Listing Rules, and (ii) is a non-employee director, as defined by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

The Compensation Committee is responsible for, among other things:

●	reviewing management of the Company’s policies regarding compensation policies relating to executive and general compensation;

●

reviewing and approving corporate goals and objectives relating to the compensation of our CEO, executive officers and other senior officers, evaluate performance of executive officers and other senior officers and determine the CEO’s and other executive officers’ compensation level based on the Compensation Committee’s evaluation;

●	reviewing and recommending the compensation of non-employee directors of the Board; and

●

overseeing the key employee benefits programs, policies and plans relating to the compensation, benefits and equity incentives of the Company’s executives and, where deemed appropriate by the Compensation Committee, those programs, policies and plans relating to the Company’s other employees.

The Board has adopted a written Compensation Committee Charter. The composition and responsibilities of the Compensation Committee, as reflected in its Charter, satisfy the applicable rules of the SEC and the listing requirements of Nasdaq. The Compensation Committee Charter may be found on our website at www.windtreetx.com under the “Investors-Corporate Governance” tab.

Our Compensation Committee has historically delegated authority to our CEO to grant options or other stock awards, in accordance with guidelines established by the Compensation Committee in consultation with our compensation consultant, to certain non-executive officers. Our Compensation Committee also has the authority to form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances.

Our CEO annually reviews the performance of each of the other executive officers, including the other named executive officers. He then recommends annual merit salary adjustments and any changes in annual or long-term incentive opportunities for other executives. The Compensation Committee considers our CEO’s recommendations in addition to data and recommendations presented by our executive compensation consultant, if any.

AON Consulting, Inc., or AON, served as our executive compensation consultant from 2021 to 2022. Through this assignment, AON has provided various executive compensation services to the Compensation Committee, including advising the Compensation Committee on the principal aspects of our executive compensation program and evolving industry practices and providing market information and analysis regarding the competitiveness of our program design and our award values in relation to performance. Upon request by the Compensation Committee, a representative of AON attended certain Compensation Committee meetings. AON does not provide services to Windtree other than with regard to its advice to the Compensation Committee on executive and director compensation, and compensation disclosure matters. The Compensation Committee determined AON to be independent under the Nasdaq and SEC regulations.

Nominating and Corporate Governance Committee

Our Governance Committee consists of Dr. Scott and Ms. Williams, with Ms. Williams serving as chair of our Governance Committee. Each member of the Governance Committee meets the requirements for independence under the listing requirements of Nasdaq.

The Governance Committee is responsible for, among other things:

●

identifying, evaluating and approving a slate of nominees for election to the Board at the Annual Meeting of Stockholders or any other meetings of stockholders and reviewing the qualifications, experience and fitness for service on the Board of any potential directors;

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CORPORATE GOVERNANCE AND RISK MANAGEMENT (continued)

●	determining the criteria for selection by the Board of the Chairman of the Board, the individual directors and the members of the committees of the Board;

●

reviewing, evaluating and approving candidates submitted by stockholders to the Company and the timeliness of the submission therefor and recommending to the Board appropriate action on each such candidates; and

●	reviewing annually the performance of the Board.

The Board has adopted a written Governance Committee Charter. The composition and responsibilities of the Governance Committee, as reflected in its Charter, satisfy the applicable rules of the SEC and the listing requirements of Nasdaq. The Governance Committee Charter may be found on our website at www.windtreetx.com under the “Investors-Corporate Governance” tab.

FAMILY RELATIONSHIPS

There are no family relationships among any of our directors or executive officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2022 and as of the date of this Proxy Statement, neither of Mr. Geffken or Dr. Scott, the members of the Compensation Committee, was or is one of our officers or employees, and none of our executive officers has served or serves on the compensation committee or board of any company that employed or employs any member of our Compensation Committee or Board.

STOCKHOLDER ENGAGEMENT

Connect

Engaging with investors is fundamental to our commitment to good governance and essential to maintaining strong corporate governance practices. From time to time, we seek opportunities to connect with our investors to gain and share valuable insights into current and emerging global governance trends.

Collaborate

We strive for a collaborative approach to stockholder engagement and value the variety of investors’ perspectives received, which helps deepen our understanding of their interests and motivations.

Communicate

Our goal is to communicate with our stockholders through various platforms, including via our website, in print and in person at investor presentations or stockholder meetings. We view communication between our stockholders and the Board as a dialogue.

How to Communicate with our Directors:	By Mail: c/o Corporate Secretary Windtree Therapeutics, Inc. 2600 Kelly Road, Suite 100 Warrington, PA 18976

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DIRECTOR COMPENSATION

COMPENSATION PROGRAM

We have designed and implemented our compensation program for our non-employee directors to attract, motivate and retain individuals who are committed to our values and goals and who have the expertise and experience that we need to achieve those goals.

Directors who are also employees are not compensated separately for serving on the Board or any of its committees. Each of our non-employee directors receives cash compensation for his or her services. The Compensation Committee periodically conducts reviews of peer company director compensation practices, including before considering changes to our director compensation policy and amounts. In addition, to better align the interests of our Board with our stockholders, the Compensation Committee considers and recommends to the Board long-term equity compensation.

Non-Employee Director Compensation Policy

Pursuant to our Non-Employee Director Compensation Policy in place during 2022, our directors received annual cash retainers, paid on a quarterly basis, as set forth in the table below.

Non-Employee Director Compensation Policy
Quarterly Cash Retainer ($)
Board Member	10,000
Independent Board Chair	6,250
Audit Committee
Chair	3,750
Member	1,750
Compensation Committee
Chair	2,500
Member	1,250
Governance Committee
Chair	1,875
Member	1,000

Equity Retainer
Initial Equity Grant

Option to purchase 600 shares of common stock, vesting in three equal annual installments, beginning on the first anniversary of the grant date and subject to the director’s continued service on the Board.

Annual Equity Grant

RSUs representing the contingent right to receive 100 shares of common stock and options to purchase 150 shares of common stock, each vesting upon the earlier of (a) the one-year anniversary of the date of the equity grant and (b) our subsequent annual meeting of stockholders, subject to the director’s continued service on the Board.

Cash fees are paid quarterly and are typically pro-rated for non-employee directors who do not serve a full quarter. Our non-employee directors are also reimbursed for their business-related expenses incurred in connection with attendance at Board and Committee meetings and related activities. Our only employee director, Mr. Fraser, receives no separate compensation for his service in such capacity.

We, in consultation with our compensation consultant, are evaluating our Non-Employee Director Compensation Policy as it relates to initial and annual equity grants and our Board may approve changes to our Non-Employee Director Compensation Policy to better align it with those of comparable companies and market practice in light of shifting market dynamics.

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DIRECTOR COMPENSATION (continued)

DIRECTOR COMPENSATION 2022

The following table summarizes information concerning the compensation awarded to, earned by, or paid for services rendered in all capacities by our non-employee directors during the year ended December 31, 2022.

	Fee Earned or Paid in Cash	Stock Awards	Option Awards	Total
Name of Non-Employee Director	($)(*)	($)(1)	($)(2)	($)
James Huang(3)	65,000	2,350	2,994	70,344
Daniel Geffken	60,000	2,350	2,994	65,344
Robert Scott, M.D.	55,000	2,350	2,994	60,344
Leslie J. Williams	54,500	2,350	2,994	59,844
Evan Loh, M.D.(4)	28,500	-	-	28,500

(1)

Represents the aggregate grant date fair value of restricted stock units, or RSUs, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic 718, Stock Compensation, or ASC Topic 718, and does not take into account estimated forfeitures related to service-based vesting conditions, if any. The valuation assumptions used in calculating these values are discussed in Note 11 of the Audited Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2022. These amounts do not represent actual amounts paid or to be realized. Amounts shown are not necessarily indicative of values to be achieved, which may be more or less than the amounts shown as awards are subject to time-based vesting. As of December 31, 2022, Messrs. Huang and Geffken, Dr. Scott, and Ms. Williams each held RSUs to receive 100 shares of our common stock.

(2)

Represents the aggregate grant date fair value of option awards computed in accordance with ASC Topic 718 and does not take into account estimated forfeitures related to service-based vesting conditions, if any. The valuation assumptions used in calculating these values are discussed in Note 11 of the Audited Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2022. These amounts do not represent actual amounts paid or to be realized. Amounts shown are not necessarily indicative of values to be achieved, which may be more or less than the amounts shown as awards are subject to time-based vesting. As of December 31, 2022, Messrs. Huang and Geffken each held options to purchase 1,150 shares of our common stock; (ii) Dr. Scott and Ms. Williams each held options to purchase 750 shares of our common stock; and (iii) Dr. Loh held options to purchase 600 shares of our common stock.

(3)	On April 18, 2023, Mr. Huang resigned from our Board.
(4)	On May 9, 2022, Dr. Loh resigned from our Board.
(*)

Due to cash resource constraints, we suspended payments of director fees in the fourth quarter of 2022. The amounts related to 2022 that are payable to our directors as of December 31, 2022 are as follows and were paid in April 2023: Mr. Huang - $16,250, Mr. Geffken - $15,000, Ms. Williams - $13,625, and Dr. Scott - $15,520.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The Audit Committee works with our management in order to negotiate appropriate fees with EisnerAmper LLP, our independent registered public accounting firm, and is ultimately responsible for approving those fees. The following is a summary and description of fees for services provided by EisnerAmper LLP, our independent registered public accounting firm during the year ended December 31, 2022 and by Ernst & Young LLP, our independent registered public accounting firm, during the year ended December 31, 2021.

Service	2022	2021
EisnerAmper LLP
Audit Fees	$257,250	⸺
Audit-Related Fees	⸺	⸺
Tax Fees	⸺	⸺
All Other Fees	⸺	⸺
Total	257,250	⸺

Ernst & Young LLP
Audit Fees	75,000	782,720
Audit-Related Fees	⸺	⸺
Tax Fees	⸺	9,448
All Other Fees	⸺	⸺
Total	75,000	792,168

Total fees	$332,250	$792,168

“Audit fees” include fees incurred for: (i) professional services rendered for the audit of our annual financial statements; (ii) the review of quarterly financial statements, (iii) issuance of consents associated with the filing of registration statements; (iv) delivery of auditor comfort letters, and (v) a statutory audit.

“Tax fees” consisted of all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax compliance and reporting.

The Audit Committee considered whether the provision of all other services by EisnerAmper LLP and Ernst & Young LLP is compatible with maintaining the independence and has concluded that EisnerAmper LLP and Ernst & Young LLP are both independent.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee pre-approves specified audit and non-audit services prior to the engagement of our independent registered public accounting firm. With respect to other audit and non-audit services, the Chair of the Audit Committee has the authority to approve any additional audit services and permissible non-audit services, provided the Chair informs the Audit Committee of such approval at its next regularly scheduled meeting. Our CFO monitors the performance of all services rendered by our independent auditors, determines whether such services are within the list of pre-approved services and informs the Audit Committee on a timely basis of any such services.

On an ongoing basis, our CFO, together with our independent registered public accounting firm, is responsible to submit to the Audit Committee all requests for approval of services that require a specific pre-approval. The Audit Committee reviews these requests and advises management and the independent registered public accounting firm if the Audit Committee pre-approves the engagement of the independent auditors for such projects and services. On a periodic basis, management reports to the Audit Committee the actual spending for such projects and services compared to the approved amounts. The Audit Committee may delegate the ability to pre-approve audit and permitted non-audit services to a sub-committee of the Audit Committee, provided that any such pre-approvals are reported at the next Audit Committee meeting.

All such audit and permissible non-audit services were pre-approved in accordance with this policy during the fiscal year ended December 31, 2022.

Notice of Annual Meeting of Stockholders and 2023 Proxy Statement | 19

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As previously disclosed in a Current Report on Form 8-K filed with the SEC on May 11, 2022, on May 10, 2022, we notified Ernst & Young LLP that it was being dismissed as our independent registered public accounting firm effective immediately. The decision to dismiss Ernst & Young LLP as the Company’s independent registered public accounting firm was at the direction of and approved by the Audit Committee after a competitive proposal process.

The reports of Ernst & Young LLP on the consolidated financial statements of the Company as of and for the years ended December 31, 2021 and 2020 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report for the fiscal year ended December 31, 2021 contained an explanatory paragraph expressing substantial doubt as to the Company's ability to continue as a going concern as a result of recurring losses.

During the two fiscal years ended December 31, 2021 and the subsequent interim period through May 10, 2022, there were no (i) disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, or Regulation S-K, and the related instructions thereto, with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreements in connection with its reports; or (ii) reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.

We provided Ernst & Young LLP with a copy of the disclosures regarding the dismissal reproduced in this Proxy Statement and received a letter from Ernst & Young LLP addressed to the SEC stating that it agreed with the above statements. This letter was filed as an exhibit to the Current Report on Form 8-K filed with the SEC on May 11, 2022.

On May 9, 2022, the Audit Committee approved the appointment of EisnerAmper LLP, or EisnerAmper, as our new independent registered public accounting firm for the fiscal year ending December 31, 2022, effective immediately, subject to completion of EisnerAmper’s standard client acceptance procedures and execution of an engagement letter. We notified EisnerAmper on May 10, 2022 that it would be engaged as our independent registered public accounting firm. During our two most recent fiscal years ended December 31, 2021 and 2020, and the subsequent interim period through May 10, 2022, neither we nor anyone acting on our behalf consulted with EisnerAmper regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Representatives of EisnerAmper LLP are expected to virtually attend the Annual Meeting where they will be available to respond to appropriate questions and, if they desire, to make a statement.

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AUDIT COMMITTEE REPORT

The primary purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting process.

Management is primarily responsible for the preparation, presentation, and integrity of the Company’s consolidated financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent registered public accounting firms for the fiscal years ended December 31, 2022 and 2021, were EisnerAmper LLP and Ernst & Young LLP, respectively, and each firm performed an independent audit of the consolidated financial statements and expressed an opinion on the conformity of those consolidated financial statements with generally accepted accounting principles.

The Audit Committee and the chairman of the Audit Committee have met with management during fiscal year 2022 to consider the adequacy of the Company’s internal controls, and discussed these matters and the overall scope and plans for the audit of the Company with Ernst & Young LLP (which was dismissed as our independent registered public accounting firm effective May 10, 2022, which did not result from any disagreement with Ernst & Young LLP) and EisnerAmper LLP (which was appointed as our independent registered public accounting firm on May 9, 2022). The Audit Committee also discussed the Company’s disclosure controls and procedures with management, and each of EisnerAmper LLP and Ernst & Young LLP.

The Audit Committee has reviewed and discussed management’s assessment of the effectiveness of the Company’s internal controls and the audited consolidated financial statements contained in the Company’s 2022 Annual Report with management. The Audit Committee has discussed with EisnerAmper LLP (with respect to fiscal year 2022) and Ernst & Young LLP (with respect to fiscal year 2021) the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, “Communication with Audit Committees” and U.S. Securities and Exchange Commission standards. In addition, the Audit Committee has: (i) received the written disclosures and the letters from each of EisnerAmper LLP and Ernst & Young LLP, as required by the applicable requirements of the Public Company Accounting Oversight Board, regarding their respective communications with the Audit Committee concerning independence, and (ii) discussed with each of EisnerAmper LLP and Ernst & Young LLP its independence during the fiscal years ended December 31, 2022 and 2021, respectively.

The Audit Committee also considered whether the provision of non-audit services of EisnerAmper LLP (with respect to fiscal year 2022) and Ernst & Young LLP (with respect to fiscal year 2021) to the Company is compatible with each auditor’s independence. The Audit Committee has concluded that each of EisnerAmper LLP and Ernst & Young LLP is independent from the Company and its management. Based on the considerations and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s 2022 Annual Report.

Audit Committee

Daniel Geffken, Chair

Robert Scott, M.D.

Leslie J. Williams

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EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each of our executive officers as of the date of this Proxy Statement:

Name	Position	Age
Craig E. Fraser	President, Chief Executive Officer and Chairman	58
Diane Carman	Senior Vice President, General Counsel and Corporate Secretary	54
Eric Curtis	Senior Vice President, Chief Operating Officer	55
Steven Simonson, M.D.	Senior Vice President, Chief Medical Officer	64
John Tattory	Interim Chief Financial Officer	58

Craig E. Fraser - President, Chief Executive Officer and Chairman

See biography information under the section “Board of Directors” above.

Diane Carman - Senior Vice President, General Counsel and Corporate Secretary

Ms. Carman has served as our Senior Vice President and General Counsel since July 2021 and as Corporate Secretary since January 2023. Ms. Carman brings over two decades of successful experience working in the life sciences and other highly regulated industries. She has built the legal and compliance infrastructure; led the legal, compliance, risk management and human resources functions; and served as a strategic business partner and general counsel to several biotech and medical device companies. From June 2020 to July 2021, Ms. Carman served as General Counsel and Secretary to Vitara Biomedical, Inc., an early stage, spin-out of the Children’s Hospital of Philadelphia committed to transforming the lives of premature infants. Prior to Vitara, from October 2018 to June 2020, she was Executive Vice President & General Counsel to Helius Medical Technologies, a publicly traded medical device company focused on neurological wellness. From October 2017 to October 2018, Ms. Carman served as General Counsel to Ablynx, Inc., a public biopharmaceutical company, which she helped shepherd though its successful sale to Sanofi in 2018. Earlier in her career, Ms. Carman also worked as Chief Corporate Counsel & Compliance Officer to Gamesa Technology Corporation, an international, public renewable energy company as well as Attorney for Labor Relations and Talent Negotiations for the National Broadcasting Company (NBC); was an associate with the AmLaw 100 firm of O’Melveny & Myers, LLP; and served as a judicial intern for Judge Jane Roth in the U.S. Court of Appeals for the Third Circuit. Ms. Carman holds a J.D. from the Villanova University Charles Widger School of Law (summa cum laude) and a B.A. from Villanova University (magna cum laude).

Eric Curtis - Senior Vice President, Chief Operating Officer

Mr. Curtis has served as our Senior Vice President and Chief Operating Officer since March 2020. Prior to joining us, he served as Chief Executive Officer and President of Centurion BioPharma, a biopharmaceutical research and development focused company and a private subsidiary of CytRx Corporation, from June 2018 to November 2019. Mr. Curtis was primarily responsible for the company’s corporate strategy, pipeline development plan and business development. Prior to that role, he was President and Chief Operating Officer of CytRx Corporation, a biopharmaceutical company focused in oncology, from February 2018 to March 2020. Mr. Curtis’ responsibilities included corporate strategy, pipeline development and investor relations. Before that, Mr. Curtis was principal of Curtis Biopharm Consulting where he led his consulting business to work with the chief executive officers of several biopharmaceutical companies on refining their company’s strategic product development, commercialization effectiveness and focusing resources from 2016 to February 2018. Before that, Mr. Curtis served as President, US Commercial of Aegerion Pharmaceuticals, a biopharmaceutical company from 2014 to 2016. He led the commercial organization for US, represented commercial for global business development and was the lead of commercial for investor relations strategy and execution. Mr. Curtis earned his MBA from Pennsylvania State University, and his B.S. in Business and Psychology from the University of Pittsburgh.

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Steven Simonson, M.D. - Senior Vice President, Chief Medical Officer

Dr. Simonson has served as our Senior Vice President and Chief Medical Officer, or CMO, since April 2017, having previously served as our Senior Vice President and Chief Development Officer from October 2014 to April 2017, and our Vice President, Clinical Development, upon joining the Company in May of 2014. Dr. Simonson brings to us over 25 years of medical practice and pharmaceutical industry clinical trial experience with a significant background in drug development, including preclinical, first time into man and phases 1-4, and IND, NDA, and sNDA experience. Dr. Simonson spent 15 years at AstraZeneca Pharmaceuticals in areas of medical and clinical leadership primarily in the pulmonary, cardiovascular, and critical care therapeutic areas. He has been involved in or led several successful IND and NDA filings. He spent the next two years as Vice President of Clinical Development at Agennix, Inc., a biopharmaceutical company primarily focused in oncology and sepsis. Dr. Simonson was also an Executive Director in the Molecule Development Group at Covance, a biopharmaceutical development services company, where he applied his experience to developing clinical development programs for small and mid-size biotech and pharmaceutical companies. Dr. Simonson completed training in internal medicine followed by a fellowship in pulmonary and critical care medicine at Duke University Medical Center. He then held several faculty appointments at Duke in the departments of Anesthesiology and Medicine, including the divisions of Pulmonary and Critical Care Medicine. He is a Fellow of the American College of Chest Physicians, and author or co-author of multiple peer reviewed publications, abstracts, posters and chapters. Dr. Simonson received his medical degree from the Medical College of Wisconsin, and his Master of Health Sciences degree in Biometry from the Duke University School of Medicine.

John Tattory - Interim Chief Financial Officer

Mr. Tattory has served as Interim Chief Executive Officer since January 27, 2023. He is a Senior Consultant with LS Associates, a management consulting firm, and has been associated with LS Associates since January 2023. Prior to LS Associates, Mr. Tattory was the Chief Financial Officer of Cerapedics, Inc., a commercial-stage ortho-biologics company, from September 2020 to December 2022. Mr. Tattory previously served as the Company’s Senior Vice President and Chief Financial Officer from March 2014 to July 2020, having previously served as the Company’s Vice President, Finance and Chief Accounting Officer from March 2013 to March 2014, the Company’s Vice President, Finance and Controller and the designated principal accounting officer from July 2010 to March 2013, and the Company’s Vice President, Finance from January 2008 to July 2010. He brings more than 25 years of financial management and leadership experience, including directing U.S. and international financial operations, strategic transactions, licensing and collaboration arrangements, and equity and debt financings. Prior to joining the Company, Mr. Tattory held financial management positions at Tyco International and Bristol-Myers Squibb. Previously, Mr. Tattory served as an Audit Manager with Ernst & Young LLP. Mr. Tattory is a certified public accountant (currently inactive status) and holds a B.S. degree in Commerce from Rider University.

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Named Executive Officers

Our named executive officers for the year ended December 31, 2022, which consists of our principal executive officer and our two other most highly compensated executive officers, are:

●	Craig E. Fraser, our President and CEO;

●	John P. Hamill, our former Senior Vice President, CFO, Treasurer and Corporate Secretary; and

●	Steven G. Simonson, M.D., our Senior Vice President and CMO.

The following table presents summary information regarding the total compensation that was awarded to, earned by or paid to our named executive officers for services rendered during the years ended December 31, 2022 and 2021.

This section discusses the material components of the executive compensation program for our named executive officers.

2022 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Craig E. Fraser	2022	544,600	-	170,238	216,922	9,150	940,910
President and CEO	2021	479,931	95,986	-	1,292,545	8,700	1,877,162
John P. Hamill	2022	398,017	-	67,626	86,283	9,150	561,076
Former Senior VP, CFO, Treasurer and Corporate Secretary	2021	380,175	83,639	-	270,690	8,700	743,204
Steven G. Simonson, M.D.	2022	434,952	-	67,626	86,283	11,150	600,011
Senior VP and CMO	2021	418,193	85,311	-	507,995	10,800	1,022,299

(1)

Represents the aggregate grant date fair value of restricted stock unit awards, or RSUs, computed in accordance with ASC Topic 718 and does not take into account estimated forfeitures related to service-based vesting conditions, if any. The valuation assumptions used in calculating these values are discussed in Note 11 of the Audited Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2022. These amounts do not represent actual amounts paid or to be realized. Amounts shown are not necessarily indicative of values to be achieved, which may be more or less than the amounts shown as awards are subject to time-based vesting.

(2)

Represents the aggregate grant date fair value of option awards computed in accordance with ASC Topic 718 and does not take into account estimated forfeitures related to service-based vesting conditions, if any. The valuation assumptions used in calculating these values are discussed in Note 11 of the Audited Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2022. These amounts do not represent actual amounts paid or to be realized. Amounts shown are not necessarily indicative of values to be achieved, which may be more or less than the amounts shown as awards are subject to time-based vesting.

(3)

Reflects matching contributions under our 401(k) Plan, and, with respect to Dr. Simonson, includes $2,000 for the Company’s funding of a health savings account in 2022 and $2,100 for a car allowance in 2021.

Narrative Disclosure to Summary Compensation Table

Elements of Compensation

The compensation of our named executive officers generally consists of base salary, annual cash bonus opportunities, long-term incentive compensation in the form of equity awards and other benefits, as described below.

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EXECUTIVE COMPENSATION (continued)

Base Salary

The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the named executive officer’s skill set, experience, role, responsibilities, and contributions. Effective March 1, 2022, the base salary of Mr. Fraser was increased from $481,099 to $557,300, the base salary of Mr. Hamill was increased from $381,100 to $401,400, and the base salary of Dr. Simonson was increased from $419,210 to $438,100. As of the date of this proxy statement, such base salaries remain unchanged.

Annual Cash Bonus Opportunities

The performance-based cash bonus opportunity for each of our named executive officers is expressed as a percentage of the applicable named executive officer’s base salary that can be achieved at a target level by meeting predetermined corporate and individual performance objectives. Each executive’s target bonus for the year is set forth in their employment agreements, as may be amended by the Compensation Committee from time to time. For 2022, our Compensation Committee and Board determined that each named executive officer’s performance bonus should be based principally on contribution towards the achievement of corporate goals. These goals primarily included research and development, financial, and positioning and awareness objectives. The Compensation Committee established that the 2022 annual target bonus amount for Mr. Fraser be targeted at 50% of his base salary and for Dr. Simonson and Mr. Hamill be targeted at 40% of their respective base salaries. No bonus payments were made for the 2022 performance year in light of our cash position and a failure to achieve certain corporate goals.

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to align our interests and the interests of our stockholders with those of our employees and consultants, including our named executive officers. Our Board or Compensation Committee approves equity grants in its discretion, which have historically been in the form of stock options or RSUs.

On March 4, 2022, the Compensation Committee approved grants of stock options to Messrs. Fraser and Hamill and Dr. Simonson to purchase 5,008, 1,992, and 1,992 shares of our common stock, respectively, each with a per-share exercise price of $51.00. All options vest in equal annual installments on each of the first three anniversaries of the date of grant, subject to the named executive officer’s continuous service through the relevant vesting dates; provided, however, that such stock options may be eligible to fully accelerate in vesting in connection with a termination of employment as further described in the section titled “-Executive Employment Agreements” below. See “Executive Compensation - Outstanding Equity Awards at Fiscal Year-End” for more information regarding equity awards made to our named executive officers.

Other Benefits

We currently provide health and welfare benefits that are available to all of our employees, including our named executive officers, including health, dental, life, vision and disability insurance.

In addition, we maintain, and the named executive officers participate in, our 401(k) Plan that is intended to be qualified under Section 401(a) of the Code and that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis and under which we are permitted to make discretionary employer contributions. The 401(k) Plan also includes a discretionary company match in an amount per participant equal to 50% of each participant’s contribution (up to a maximum of 6% of the participant’s base salary). The matching contributions were made in 2021 and 2022.

We do not maintain any defined benefit pension plans or nonqualified deferred compensation plans.

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EXECUTIVE COMPENSATION (continued)

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2022:

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options - Exercisable (#)(1)	Number of Securities Underlying Unexercised Options - Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)(2)	Market Value of Units of Stock That Have Not Vested ($)
Craig E. Fraser	02/02/16	68		6,990.00	02/02/26
	07/28/16	13		5,310.00	07/28/26
	03/01/17	33		3,690.00	03/01/27
	12/24/18	8,438		633.00	12/24/28
	03/19/19	667		645.00	03/19/29
	01/22/21	2,865	2,865	272.00	01/22/31
	03/04/22	1,252	3,756	51.00	03/04/32	3,338	28,373
John P. Hamill	07/20/20	2,813	1,407	349.00	07/20/30
	01/22/21	400	800	272.00	01/22/31
	03/04/22	498	1,494	51.00	03/04/32	1,326	11,271
Steven G. Simonson, M.D.	05/19/14	3		71,400.00	05/19/24
	03/27/15	7		49,140.00	03/27/25
	02/02/16	12		6,990.00	02/02/26
	07/28/16	8		5,310.00	07/28/26
	03/01/17	18		3,690.00	03/01/27
	12/24/18	4,922		633.00	12/24/28
	03/19/19	333		645.00	03/19/29
	01/22/21	1,101	1,151	272.00	01/22/31
	03/04/22	498	1,494	51.00	03/04/32	1,326	11,271

(1)

Options granted prior to 2022 vest and become exercisable in equal installments on each of the first three anniversaries of the applicable grant date, assuming that the named executive officer continues to be employed with us through each vesting date. Options granted in 2022 vest and become exercisable with respect to one-twelfth of the total number of shares subject to the options on a quarterly basis (every three months) provided that the named executive officer remains in continuous service on each vesting date.

(2)

The RSUs represent a contingent right to receive the equivalent number of shares of common stock. These RSUs shall vest with respect to one-third of the total number of shares subject to the RSUs on an annual basis (every 12 months) provided that the named executive officer remains in continuous service on each vesting date.

EXECUTIVE EMPLOYMENT AGREEMENTS

We are party to executive employment agreements, or the Executive Agreements, as amended from time to time, with each of our named executive officers, the key terms of which are described below.

Mr. Fraser’s Employment Agreement

We entered into an employment agreement with Mr. Fraser, effective February 1, 2016, which was subsequently amended. Mr. Fraser’s employment agreement provides for an annual base salary, which in 2022 was $557,300, and eligibility to receive an annual incentive-based cash bonus, which may be awarded at the discretion of the Compensation Committee, with a target amount equal to 50% of his base salary.

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If Mr. Fraser’s employment is terminated due to death or Disability (as such term is defined in the employment agreement), all equity awards held by Mr. Fraser shall become fully vested and all stock options shall continue to be exercisable for the remainder of their stated term.

If Mr. Fraser’s employment is terminated by us without Cause or by Mr. Fraser for Good Reason prior to a Change of Control (as such terms are defined in the employment agreement) or after the 2nd anniversary of a Change of Control, Mr. Fraser will be eligible to receive the following, in addition to any amounts or benefits that are due under any of our vested plans or other policies, and on the condition that he enters into a separation agreement containing a final and effective plenary release of claims in a form acceptable to us, provided that all of our obligations shall cease if Mr. Fraser engages in a material breach of the employment agreement, or his restrictive covenant obligations, and fails to cure such breach within five business days after receipt from us of notice of such breach:

●

A pro rata bonus equal to a percentage of Mr. Fraser’s target bonus amount determined by dividing the total actual bonuses paid to other contract executives for the year in which the termination occurs by the aggregate of such other contract executives’ total target bonuses for that year, and further prorated for the number of days Mr. Fraser was employed in the year of termination, payable at the time that other contract executives are paid bonuses with respect to the year of termination;

●

A severance amount equal to the sum of Mr. Fraser’s base salary then in effect (determined without regard to any reduction constituting Good Reason) and the target bonus amount, payable in equal installments in accordance with our regular payroll schedule from the date of termination to the date that is 12 months after the date of termination, or the Severance Period;

●	All vested stock options and other similar equity awards held by Mr. Fraser shall continue to be exercisable during the Severance Period; and

●

During the Severance Period, if Mr. Fraser elects to continue medical benefits through the Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA, we will continue to pay our costs of Mr. Fraser’s and his dependents’ benefits as in effect on the date of termination as such benefits are provided to active employees, which obligation terminates or is reduced to the extent that substantially similar coverage (determined on a benefit-by-benefit basis) is provided by a subsequent employer.

If Mr. Fraser’s employment is terminated by us without Cause or by Mr. Fraser for Good Reason prior to but in connection with a Change of Control or prior to the 2nd anniversary of a Change of Control, Mr. Fraser will be eligible to receive the following, in addition to any amounts or benefits that are due under any of our vested plans or other policies, and on the condition that he enters into a separation agreement containing a final and effective plenary release of claims in a form acceptable to us, provided that all of our obligations shall cease if Mr. Fraser engages in a material breach of the employment agreement, or his restrictive covenant obligations, and fails to cure such breach within five business days after receipt from us of notice of such breach:

●

A pro rata bonus equal to Mr. Fraser’s target bonus amount and prorated for the number of days Mr. Fraser was employed in the year of termination, payable in a lump sum within 10 days after the date of termination;

●

A severance amount equal to 1.5 times the sum of Mr. Fraser’s base salary then in effect (determined without regard to any reduction constituting Good Reason) and the target bonus amount, payable in a lump sum within 10 days after the date of termination except in certain limited circumstances;

●	All equity awards held by Mr. Fraser shall accelerate and become fully vested and all stock options shall continue to be exercisable for the remainder of their stated terms; and

●

For a period of 18 months following the termination date, if Mr. Fraser elects to continue medical benefits through COBRA, we will continue to pay our costs of Mr. Fraser and his dependents’ benefits as in effect on the date of termination as such benefits are provided to active employees, which obligation terminates in the event substantially similar coverage (determined on a benefit-by-benefit basis) is provided by a subsequent employer.

In addition, upon a Change of Control, for a period of 24 months after the date of the Change of Control and provided that Mr. Fraser is employed on the last day of a fiscal year ending in that period, Mr. Fraser will be entitled to an annual bonus at least equal to Mr. Fraser’s target bonus amount, payable no later than March 15 in the next succeeding fiscal year.

Mr. Fraser’s employment agreement includes 12-month post-employment non-competition and non-solicitation covenants and provides for confidentiality and the assignment to us of all intellectual property.

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EXECUTIVE COMPENSATION (continued)

Mr. Hamill’s Employment Agreement

We are a party to an employment agreement with Mr. Hamill, which was effective July 20, 2020. Mr. Hamill’s employment agreement provides for an annual base salary, which in 2022 was $401,400, and an annual incentive-based cash bonus, which may be awarded at the discretion of the Compensation Committee, with a target amount equal to 40% of his annual base salary.

The employment agreement provides for Mr. Hamill to receive severance upon termination without Cause or by Mr. Hamill with Good Reason (as such terms are defined in the employment agreement) or in certain specific circumstances prior to, but in connection with or anticipation of, a Change of Control (as defined in the employment agreement) of (a) continued payment of base salary and subsidized COBRA benefits for 12 months following termination, (b) any earned but unpaid annual bonus for the fiscal year preceding Mr. Hamill’s date of termination and a pro rata bonus equal to the annual bonus Mr. Hamill would have earned absent his separation (as defined in the employment agreement) which amount shall be paid when our other executives are paid, and (c) during the 12-month period following termination, all vested stock options and similar equity awards held by Mr. Hamill shall continue to be exercisable (such benefits the Hamill Severance Benefits).

If Mr. Hamill is terminated by us without Cause or Mr. Hamill terminates his employment with Good Reason within 24 months after a Change of Control (as defined in the employment agreement), the employment agreement further provides Mr. Hamill with severance, or the Hamill Change of Control Severance Benefits, consisting of any earned but unpaid annual bonus for the fiscal year preceding the date of Mr. Hamill’s termination, a lump sum equal to one and one-half times Mr. Hamill’s base salary and annual bonus amount paid in a lump sum within 10 days after the date of termination, 18 months of COBRA benefits (which obligation terminates in the event he becomes eligible for group health plan benefits under a subsequent employer’s or a spouse’s employer’s plan), full vesting and acceleration of Mr. Hamill’s equity awards upon the date of Mr. Hamill’s termination and the continued exercisability of Mr. Hamill’s equity awards for the remainder of their stated terms.

Mr. Hamill’s receipt of the Hamill Severance Benefits or the Hamill Change of Control Severance Benefits, as applicable, is conditioned on his execution of a separation and release agreement in a form acceptable to us. The employment agreement further provides that in the event of a Change of Control (as defined in the employment agreement) transaction, all of Mr. Hamill’s outstanding equity incentive awards will become fully vested so long as Mr. Hamill is actively employed by us at the time of such transaction. In the case of a termination of Mr. Hamill’s employment due to death or disability, all shares of stock and all options shall become fully vested and any earned but unpaid annual bonus for the fiscal year preceding the termination date would be paid.

In January 2023, Mr. Hamill resigned as Chief Financial Officer without Good Reason, Death or Disability (as defined in Mr. Hamill’s employment agreement). Pursuant to the terms of Mr. Hamill’s employment agreement, upon his resignation, Mr. Hamill was eligible to receive all salary payable to him through the date of his resignation, as well as any other benefits as set forth in his employment agreement consistent with a resignation without Good Reason, Death or Disability.

Dr. Simonson’s Employment Agreement

We are a party to an employment agreement with Dr. Simonson, which was effective December 19, 2014, as subsequently amended on December 29, 2014 and March 13, 2018. Dr. Simonson’s employment agreement provides for an annual base salary, which in 2022 was $438,100, and an annual incentive-based cash bonus, which may be awarded at the discretion of the Compensation Committee, with a target amount equal to 40% of his annual base salary.

The employment agreement provides for Dr. Simonson to receive severance (upon termination without Cause or by Dr. Simonson with Good Reason (as such terms are defined in the employment agreement)) of (a) continued payment of base salary then in effect (determined without regard to any reduction constituting Good Reason) and the target bonus amount payable in equal installments in accordance with our regular payroll schedule from the date of termination to the date that is 12 months after the date of termination, (b) a pro rata bonus equal to a percentage of Dr. Simonson’s target bonus amount determined by dividing the total actual bonuses paid to other contract executives for the year in which the termination occurs by the aggregate of such other contract executives’ total target bonuses for that year, and further prorated for the number of days Dr. Simonson was employed in the year of termination, payable at the time that other contract executives are paid bonuses with respect to the year of termination, (c) subsidized COBRA benefits for 12 months following the termination, which COBRA obligation terminates in the event substantially similar coverage is provided by a subsequent employer, and (d) during the 12-month period following termination, all vested stock options and similar equity awards held by Dr. Simonson shall continue to be exercisable (such benefits, the Simonson Severance Benefits).

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EXECUTIVE COMPENSATION (continued)

If Dr. Simonson is terminated by us without Cause or Dr. Simonson terminates his employment with Good Reason within 24 months of a Change of Control (as defined in the employment agreement), or in certain specific circumstances prior to, but in connection with or anticipation of, a Change of Control (as defined in the employment agreement), the employment agreement further provides Dr. Simonson with severance, or the Simonson Change of Control Severance Benefits, consisting of a lump sum equal to one and one-half times Dr. Simonson’s base salary and annual bonus amount paid in a lump sum within 10 days after the date of termination, a pro rata bonus equal to Dr. Simonson’s target bonus amount prorated for the number of days Dr. Simonson was employed in the year of termination, payable in a lump sum within 10 days after the date of termination, 18 months of COBRA benefits, which obligation terminates in the event substantially similar coverage (determined on a benefit-by-benefit basis) is provided by a subsequent employer, full vesting and acceleration of Dr. Simonson’s equity awards upon the date of Dr. Simonson’s termination and the continued exercisability of Dr. Simonson’s equity awards for the remainder of their stated terms.

In addition, upon a Change of Control, for a period of 24 months after the date of the Change of Control and provided that Dr. Simonson is employed on the last day of a fiscal year ending in that period, Dr. Simonson will be entitled to an annual bonus at least equal to Dr. Simonson’s target bonus amount, payable no later than March 15 in the next succeeding fiscal year.

Dr. Simonson’s receipt of the Simonson Severance Benefits or the Simonson Change of Control Severance Benefits, as applicable, is conditioned on his execution of a separation and release agreement in a form acceptable to us. In the case of a termination of Dr. Simonson’s employment due to death or disability, all shares of stock and all options shall become fully vested and any earned but unpaid annual bonus for the fiscal year preceding the termination date would be paid.

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PAY VERSUS PERFORMANCE

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer, or PEO, and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for Craig E. Fraser[1] ($)	Compensation Actually Paid to Craig E. Fraser[1,2,3] ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($)	Value of Initial Fixed $100 Investment based on TSR[4] ($)	Net Income ($ Thousands)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2022	940,910	432,883	580,544	320,145	3.31	(39,208)
2021	1,877,162	649,714	882,752	188,792	31.29	(67,636)

(1)	Craig E. Fraser was our PEO for each year presented. Our Non-PEO NEOs for each year presented were John P. Hamill and Steven G. Simonson, M.D.

(2)

The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table total with certain adjustments as described in footnote 3 below.

(3)

Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.

(4)

Assumes $100 was invested in the Company for the period starting December 31, 2020, through the end of the listed year. Historical stock performance is not necessarily indicative of future stock performance.

Year	Summary Compensation Table Total for Craig E. Fraser ($)	Exclusion of Stock Awards and Option Awards for Craig E. Fraser ($)	Inclusion of Equity Values for Craig E. Fraser ($)	Compensation Actually Paid to Craig E. Fraser ($)
2022	940,910	(387,160)	(120,867)	432,883
2021	1,877,162	(1,292,545)	65,097	649,714

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	580,544	(153,909)	(106,490)	320,145
2021	882,752	(389,343)	(304,617)	188,792

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Craig E. Fraser ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Craig E. Fraser ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Craig E. Fraser ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Craig E. Fraser ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Craig E. Fraser ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Craig E. Fraser ($)	Total - Inclusion of Equity Values for Craig E. Fraser ($)
2022	52,066	(161,138)	17,085	(28,880)	—	—	(120,867)
2021	290,354	(31,438)	215,652	(409,471)	—	—	65,097

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Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2022	20,685	(92,829)	6,815	(41,161)	—	—	(106,490)
2021	94,267	(219,582)	39,702	(219,004)	—	—	(304,617)

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative Total Shareholder Return, or TSR, over the two most recently completed fiscal years.

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Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the two most recently completed fiscal years.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

We describe below transactions and series of similar transactions, since January 1, 2021 or currently proposed, to which we were a party or will be a party, in which:

●	the amounts involved exceeded $120,000; and

●	any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting this criteria to which we have been or will be a party other than compensation arrangements, which are described where required under the sections titled “Management-Board Leadership Structure” and “Executive Compensation.”

Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest. Our management is responsible for determining whether a transaction is a related party transaction subject to our policy, and upon such determination, is responsible for disclosing the material facts concerning the transaction and the related party’s interest in our transaction to our Audit Committee. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances with respect to the transaction and shall evaluate all available options, including ratification, revision or termination of the transaction. All of the transactions described below either were approved or ratified in compliance with this policy.

RELATED PERSON TRANSACTIONS

Since January 1, 2021, we have engaged in the following transactions with our directors, executive officers, holders of more than 5% of our voting securities, and affiliates or immediate family members of our directors, executive officers, and holders of more than 5% of our voting securities. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

Lee’s Pharmaceutical Holdings Limited and Affiliates

Lee’s Holdings is a company incorporated in the Cayman Islands with limited liability, whose common stock is listed on the Hong Kong Stock Exchange. As of December 31, 2022 and 2021, Lee’s Holdings’ beneficial ownership of our issued and outstanding shares of common stock was 13% and 17%, respectively. As of the date of this proxy statement, Lee’s Holdings is no longer a holder of 5% or more of our shares of common stock.

Asia License Agreement

In June 2017, we entered into a License, Development and Commercialization Agreement, or the Asia License Agreement, with Lee’s Pharmaceutical (HK) Ltd., or Lee’s (HK), an affiliate of Lee’s Pharmaceutical Holdings Limited, or Lee’s Holdings, and thereafter amended it, effective August 2017. Under the Asia License Agreement, as amended, we granted to Lee’s (HK) an exclusive license with a right to sublicense (i) to develop, manufacture, and commercialize our KL4 surfactant products, including SURFAXIN, which was approved by the FDA in 2012 for respiratory distress syndrome in premature infants, SURFAXIN LS™, the lyophilized dosage form of SURFAXIN, and AEROSURF, including the Aerosol Delivery System and (ii) to register and manufacture SURFAXIN and SURFAXIN LS for use in the licensed territory, which includes the People’s Republic of China, Hong Kong, Thailand, Taiwan, and 12 other countries.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS (continued)

Under the Asia License Agreement, Lee’s (HK) made an upfront payment to us of $1.0 million. We were also eligible to receive up to $35.8 million in potential clinical, regulatory and commercial milestone payments and would have shared in any sublicense income Lee’s (HK) may receive at a rate equal to low double digits. In addition, Lee’s (HK) was responsible for all costs and expenses in and for the licensed territory related to development activities, including a planned AEROSURF Phase 3 clinical program, regulatory activities, and commercialization activities.

On August 17, 2022, we entered into an Amended and Restated License, Development and Commercialization Agreement, or the A&R License Agreement, with Lee’s (HK) and Zhaoke Pharmaceutical (Hefei) Co. Ltd., a company organized under the laws of the People’s Republic of China, effective as of August 9, 2022. We refer to Zhaoke and Lee’s (HK) together as the “Licensee.” The A&R License Agreement amends, restates, and supersedes the Asia License Agreement.

Under the A&R License Agreement, we granted to Licensee an exclusive license, with a right to sublicense, to develop, register, make, use, sell, offer for sale, import, distribute, and otherwise commercialize our KL4 surfactant products, including SURFAXIN®, the lyophilized dosage form of SURFAXIN, and aerosolized KL4 surfactant, in each case for the prevention, mitigation and/or treatment of any respiratory disease, disorder, or condition in humans worldwide, except for Andorra, Greece, and Italy (including the Republic of San Marino and Vatican City), Portugal, and Spain, or the Licensed Territory, which countries are currently exclusively licensed to Laboratorios Del Dr. Esteve, S.A.

We may receive up to $78.9 million in potential clinical, regulatory, and commercial milestone payments under the A&R License Agreement. We are also entitled to receive a low double-digit percentage of Licensee’s non-royalty sublicense income. Further, Licensee is solely and exclusively responsible for all costs and activities related to the development, manufacturing, regulatory approval, and commercialization of licensed products in the Licensed Territory, including all royalties payable in respect of third-party intellectual property rights sublicensed by us to Licensee and all intellectual property prosecution, maintenance and defense activities and costs.

Project Financing Agreement

In August 2020, we entered into a Project Financing Agreement with Lee’s (HK), or the PF Agreement, dated and effective as of August 12, 2020, under which we received payments totaling $2.8 million through October 2020. Pursuant to the PF Agreement, Lee’s (HK) agreed to pay additional amounts to be set forth in an updated development budget to be agreed between the parties by September 1, 2020 and updated every six months thereafter, to fund the continued development of AEROSURF and to be paid with the payment schedule to be set forth in each updated development budget. In partial satisfaction of our obligations under the PF Agreement, we agreed to pay Lee’s (HK) 50% of any Commercialization Net Revenues (as defined in the PF Agreement) up to an amount that is equal to 125% of the Project Expenses (as defined in the PF Agreement) funded by Lee’s (HK). On November 12, 2020, Lee’s (HK) provided notice of termination of additional funding under the PF Agreement, and we and Lee’s (HK) revised our plans for the continued development of AEROSURF. Lee’s (HK) agreed to continue the development of AEROSURF in Asia at its own cost. Lee’s (HK) agreed to fund an additional $1.0 million to us in 2021 for certain transition and analytical services to be provided by us with respect to the development of AEROSURF, which will be considered “Project Expenses” under the terms of the PF Agreement. In 2021, we received payments totaling $1.0 million from Lee’s (HK) and no further amounts are due under the PF Agreement as of December 31, 2021.

With the termination of the PF Agreement in November 2020, we ceased enrollment in our Phase 2b bridging study at the EU, clinical sites and transferred AEROSURF development activities to Lee’s (HK) to be implemented under the terms of the A&R License Agreement.

Panacea Venture Management Company Ltd.

As of December 31, 2022 and 2021, Panacea Venture Management Company Ltd.’s, or Panacea’s, beneficial ownership of our issued and outstanding shares of common stock was 9% and 8%, respectively. James Huang, who in connection with the CVie Acquisition in December 2018 was appointed as a director and Chairman of our Board, is a founding and Managing Partner to Panacea. On April 18, 2023, Mr. Huang resigned as a member of the Board. As of the date of this proxy statement, Panacea is no longer a holder of 5% or more of our shares of common stock.

February 2023 Warrant Exercise Inducement Offer Letter

On February 21, 2023, we entered into a warrant exercise inducement offer letter with Panacea Venture Healthcare Fund I, L.P., a holder of certain of our: (i) warrants issued in July 2018 to purchase 1,250 shares of common stock with an exercise price of $600.00 per share; (ii) warrants issued in December 2018 to purchase 9,960 shares of common stock with an exercise price of $607.50 per share; (iii) warrants issued in December 2019 to purchase 5,519 shares of common stock with an exercise price of $604.50 per share; and (iv) warrants issued in May 2020 to purchase 5,517 shares of common stock with an exercise price of $398.75 per share (collectively, the February 2023 Existing Warrants).

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Pursuant to the terms of the inducement letter, we agreed to amend the February 2023 Existing Warrants by lowering the exercise price of the February 2023 Existing Warrants to $7.06 per share. Additionally, the exercising holder agreed to exercise for cash all of their February 2023 Existing Warrants to purchase an aggregate of 22,246 shares of common stock in exchange for our agreement to issue to such exercising holder new warrants, or the February 2023 New Warrants, to purchase up to an aggregate of 44,492 shares of common stock. We received aggregate gross proceeds of approximately $157,000 from the exercise of the February 2023 Existing Warrants by the exercising holders.

Each February 2023 New Warrant is exercisable into shares of common stock at a price per share of $10.76, will be exercisable six months following its date of issuance, or the initial exercise date, and will expire on the fifth anniversary the initial exercise date. Subject to limited exceptions, Panacea will not have the right to exercise any portion of its February 2023 New Warrants if Panacea (together with Panacea’s affiliates, and any persons acting as a group together with Panacea or any of Panacea’s affiliates) would beneficially own a number of shares of our common stock in excess of 19.99% of our total shares of common stock outstanding.

Other Transactions

We have granted stock options to our named executive officers and certain of our directors. See “Executive Compensation-Outstanding Equity Awards at Fiscal Year-End” for a description of these stock options.

We have entered into change of control and severance agreements with certain of our executive officers that provide for certain severance and change in control benefits. See “Executive Compensation-Employment Agreements.”

During 2022, we incurred $0.4 million in research and development expenses for services provided by an affiliate of Lee’s Holdings to our wholly owned subsidiary, CVie Therapeutics Limited.

On December 31, 2021, we entered into a Master Manufacturing and Supply Agreement with an affiliate of Lee’s Holdings for the manufacture of our istaroxime drug product candidate.2

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements, our Charter and our Bylaws require us to indemnify directors to the fullest extent permitted by Delaware law.

2 NTD: Company please provide the approximate dollar value of the amount involved in the transaction, including the approximate dollar value of the amount of the related person’s interest in the transaction.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based solely upon information made available to us, the following table sets forth information as of June 15, 2023, regarding the beneficial ownership of our common stock by:

●	each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

●	each of our named executive officers and directors; and

●	all of our executive officers as a group.

The percentage of common stock outstanding is based on 5,148,219 shares of our common stock outstanding as of June 15, 2023. For purposes of the table below, and in accordance with the rules of the SEC, we deem shares of common stock subject to options that are currently exercisable or exercisable within sixty days of June 15, 2023 to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, each of the persons or entities in this table has sole voting and investing power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise noted below, the street address of each beneficial owner is c/o Windtree Therapeutics, Inc. 2600 Kelly Road, Suite 100, Warrington, PA 18976.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percentage
Greater than 5% Stockholder
Lincoln Park Capital Fund, LLC(1)	614,334	11.26%
Directors and Named Executive Officers
Daniel Geffken (2)	1,232	*	%
Robert Scott, M.D.(3)	650	*	%
Mark Strobeck, Ph.D.	⸺	⸺	%
Leslie J. Williams(3)	650	*	%
Craig E. Fraser (4)	20,944	*	%
Steven G. Simonson, M.D. (5)	8,726	*	%
Executive Officers and Directors as a group (8 persons)	41,490	*	%

* Less than 1%

(1)

Includes 307,167 shares of common stock and 307,167 April 2023 Warrants to purchase 307,167 shares of common stock exercisable within 60 days of June 15, 2023. The April 2023 Warrants are subject to a 4.99% ownership cap (or, at the election of each holder prior to the date of issuance, 9.99%). Lincoln Park Capital, LLC, or LPC, is the Managing Member of Lincoln Park Capital Fund, LLC, or LPC Fund. Rockledge Capital Corporation, or RCC, and Alex Noah Investors, Inc., or Alex Noah, are the Managing Members of LPC. Joshua B. Scheinfeld is the president and sole shareholder of RCC, as well as a principal of LPC. Jonathan I. Cope is the president and sole shareholder of Alex Noah, as well as a principal of LPC. As a result of the foregoing, Mr. Scheinfeld and Mr. Cope have shared voting and shared investment power over the shares of common stock held directly by LPC Fund. Pursuant to Section 13(d) of the Act and the rules thereunder, each of LPC, RCC, Mr. Scheinfeld, Alex Noah, and Mr. Cope may be deemed to be a beneficial owner of the shares of Common Stock of the Issuer beneficially owned directly by LPC Fund. Pursuant to Rule 13(d)(4) of the Exchange Act, each of LPC, RCC, Mr. Scheinfeld, Alex Noah, and Mr. Cope disclaims beneficial ownership of the shares of common stock held directly by LPC Fund. The address for LPC Fund, LPC, RCC, Mr. Scheinfeld, Alex Noah, and Mr. Cope is 440 North Wells, Suite 410, Chicago, Illinois 60654.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (continued)

(2)

Includes 141 shares of common stock, 41 May 2020 Warrants to purchase 41 shares of common stock exercisable within 60 days of June 15, 2023 and options to purchase 1,050 shares of common stock exercisable within 60 days of June 15, 2023. The May 2020 Warrants are subject to a 4.99% ownership cap (or, at the election of each holder prior to the date of issuance, 9.99%), except that upon at least sixty-one (61) days’ prior notice to us, each holder may increase the ownership cap after exercising such holder’s May 2020 Warrants up to 9.99% (or up to 19.99% upon prior written approval by us).

(3)	Includes 100 shares of common stock and options to purchase 550 shares of common stock exercisable within 60 days of June 15, 2023.
(4)

Includes 1,976 shares of common stock, 2 Series A-1 Warrants to purchase 2 shares of common stock exercisable within 60 days of June 15, 2023, 41 May 2020 Warrants to purchase 41 shares of common stock exercisable within 60 days of June 15, 2023, 30 March 2021 Warrants to purchase 30 shares of common stock exercisable within 60 days of June 15, 2023, and options to purchase 16,083 shares of common stock exercisable within 60 days of June 15, 2023. The May 2020 Warrants are subject to a 4.99% ownership cap (or, at the election of each holder prior to the date of issuance, 9.99%), except that upon at least sixty-one (61) days’ prior notice to us, each holder may increase the ownership cap after exercising such holder’s May 2020 Warrants up to 9.99% (or up to 19.99% upon prior written approval by us).

(5)

Includes 695 shares of common stock, 1 Series A-1 Warrant to purchase 1 share of common stock exercisable within 60 days of June 15, 2023, 10 May 2020 Warrants to purchase 10 shares of common stock exercisable within 60 days of June 15, 2023, 30 March 2021 Warrants to purchase 30 shares of common stock exercisable within 60 days of June 15, 2023, and options to purchase 7,990 shares of common stock exercisable within 60 days of June 15, 2023. The May 2020 Warrants are subject to a 4.99% ownership cap (or, at the election of each holder prior to the date of issuance, 9.99%), except that upon at least sixty-one (61) days’ prior notice to us, each holder may increase the ownership cap after exercising such holder’s May 2020 Warrants up to 9.99% (or up to 19.99% upon prior written approval by us).

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (continued)

DELINQUENT SECTION 16(a) REPORTS

Section 16 of the Exchange Act requires the Company’s directors, certain officers, and beneficial owners of more than ten percent of the Common Stock to file reports with the SEC indicating their holdings of and transactions in the Company’s equity securities and to provide copies of such reports to the Company. Based solely on a review of our records, publicly available information and written representations by the persons required to file such reports, all filing requirements of Section 16(a) were satisfied with respect to the 2022 fiscal year by our directors and officers.

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EQUITY COMPENSATION PLAN INFORMATION

The following table describes as of December 31, 2022 the number of shares of our common stock issuable upon exercise of outstanding awards under our 2020 and 2011 Plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2020 Long-Term Incentive Plan(2)	50,293	$135.02	11,786
2011 Long-Term Incentive Plan(3)	29,140	683.94	-
Equity compensation plans not approved by security holders(4)
Inducement Grants(5)	9,288	306.50	-
Total	88,721	$333.26	11,786

(1)	Represents the weighted-average exercise price of outstanding stock options and does not include RSUs.
(2)

The 2020 Plan provides that the number of shares reserved and available for issuance thereunder shall, subject to prior approval by the Board, be increased beginning on January 1, 2022 and each anniversary of such date thereafter prior to the termination of the Plan, equal to the lesser of (A) 4% of the Shares outstanding (on an as-converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of Shares as determined by the Board. The 2020 Plan further provides that any shares that are available for issuance under the 2011 Plan as of the effective date of the 2020 Plan, or any shares that become available for issuance under the 2011 Plan following such effective date in accordance with the terms of the 2011 Plan may be issued under the 2020 Plan.

(3)

The 2011 Plan terminated on the effective date of the 2020 Plan. All shares that were available under the 2011 Plan, including any that are expired, forfeited or otherwise returnable to the 2011 Plan are transferred to and become available for grant under the 2020 Plan. All awards granted under the 2011 Plan continue to be governed by the terms of the 2011 Plan and the award agreements.

(4)

Our Board has not established any specific number of shares that could be issued without stockholder approval. Inducement grants to new key employees are determined on a case-by-case basis. Other than possible inducement grants, we expect that all equity awards will be made under stockholder-approved plans

(5)	Reflects grants of stock options to purchase 9,288 shares of common stock that were “inducement grants” as defined under Nasdaq Listing Rule 5635(c)(4).

Other information with respect to this item is set forth in this Proxy Statement under the headings “Security Ownership of Directors, Certain Beneficial Owners and Management,” “Executive Compensation,” and “Director Compensation,” and is incorporated herein by reference.

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ITEMS TO BE VOTED ON

ITEM 1: ELECTION OF DIRECTORS

At the Annual Meeting, our stockholders will vote on the election of five director nominees named in this Proxy Statement as directors, each to serve until our 2024 Annual Meeting of Stockholders and until their respective successors are elected and qualified. Our Board has unanimously nominated Craig E. Fraser, Daniel Geffken, Robert Scott, M.D., Mark Strobeck, Ph.D. and Leslie J. Williams for election to our Board at the Annual Meeting.

Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected. If any nominee is unable to serve, the Governance Committee will recommend to our Board a replacement nominee. The Board may then designate the other nominee to stand for election. If you voted for the unavailable nominee, your vote will be cast for his or her replacement.

Vote Required

The affirmative vote of a plurality of votes properly cast is required to elect the five director nominees. The five nominees receiving the most votes will be elected as directors. Votes withheld and broker non-votes have no effect on the outcome on the election of directors.

OUR BOARD UNANIMOUSLY RECOMMENDS STOCKHOLDERS VOTE FOR THE ELECTION OF OUR FIVE DIRECTOR NOMINEES.	✔

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ITEMS TO BE VOTED ON (continued)

ITEM 2: ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act, we are conducting a stockholder advisory vote on the compensation paid to our named executive officers. This proposal, commonly known as “say-on-pay,” gives our stockholders the opportunity to express their views on our named executive officers’ compensation. The vote is advisory, and, therefore, it is not binding on the Board, the Compensation Committee, or the Company. Nevertheless, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. We currently intend to conduct this advisory vote annually.

Our executive compensation program is designed to attract, motivate and retain our named executive officers who are critical to our success. Our Board believes that our executive compensation program is well tailored to retain and motivate key executives while recognizing the need to align our executive compensation program with the interests of our stockholders and our “pay-for-performance” philosophy. Our Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

We encourage our stockholders to read the “Summary Compensation Table” and other related compensation tables and narrative disclosures, which describe the 2022 compensation of our named executive officers.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described herein. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our executive compensation philosophy, programs, and practices as described in this Proxy Statement.

Vote Required

The affirmative vote of a majority of votes properly cast is required for the approval the advisory vote on the compensation paid to our named executive officers. Abstentions and broker non-votes will have no effect on the outcome of the vote for this proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS STOCKHOLDERS VOTE FOR THE APPROVAL OF, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AT THE ANNUAL MEETING	✔

Notice of Annual Meeting of Stockholders and 2023 Proxy Statement | 41

ITEMS TO BE VOTED ON (continued)

ITEM 3: RATIFICATION OF APPOINTMENT OF EISNERAMPER LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023

The Audit Committee of the Board has appointed and engaged EisnerAmper LLP to serve as our independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the 2023 fiscal year, and to perform audit-related services. EisnerAmper LLP has served as our independent registered public accounting firm since 2022.

Stockholders are hereby asked to ratify the Audit Committee’s appointment of EisnerAmper LLP as our independent registered public accounting firm for the 2023 fiscal year.

The Audit Committee is solely responsible for selecting our independent auditors. Although stockholder ratification of the appointment of EisnerAmper LLP to serve as our independent registered public accounting firm is not required by law or our organizational documents, the Board has determined that it is desirable to seek stockholders ratification as a matter of good corporate governance in view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting. If the stockholders do not ratify the appointment of EisnerAmper LLP, the Audit Committee will reconsider its selection and whether to engage an alternative independent registered public accounting firm.

Representatives of EisnerAmper LLP are expected to virtually attend the Annual Meeting where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Vote Required

The affirmative vote of a majority of votes properly cast is required for the ratification of our independent registered public accounting firm. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote for this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF EISNERAMPER LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.	✔

Notice of Annual Meeting of Stockholders and 2023 Proxy Statement | 42

ITEMS TO BE VOTED ON (continued)

ITEM 4: Approval of the Amended and Restated Windtree Therapeutics 2020 Equity Incentive Plan

At the Annual Meeting, our stockholders will be asked to approve the Amended and Restated 2020 Equity Incentive Plan, or the Amended 2020 Plan, which will (i) increase the authorized shares under the existing 2020 Equity Incentive Plan, or the 2020 Plan, by 645,000 shares, (ii) remove the 2020 Plan’s evergreen provision, (iii) clarify that no liberal share recycling will be permitted, (iv) impose a minimum vesting on awards granted under the 2020 Plan as described therein, and (v) prohibit dividend payments on unvested awards. The 2020 Plan was originally approved by our Board on November 23, 2020, subject to stockholder approval, which was received on December 24, 2020. Stock prices across companies in our industry have fallen in 2022 and 2023, and we have been particularly impacted by the significant volatility faced by many mid-size biotech companies. As a result, to remain competitive with the industry and to retain key employee talent, we have granted awards at lower stock prices, which utilized more shares than we had anticipated at the beginning of 2022. We believe that the benefits to our stockholders from equity award grants to our employees and directors outweigh the potential dilutive effect of additional grants under the 2020 Plan. On June 29, 2023, the Board approved the Amended 2020 Plan, subject to the approval of the stockholders of the Company at the Annual Meeting because the Board believes that the Amended 2020 Plan is an important factor in attracting, retaining and motivating employees. The Amended 2020 Plan provided for the increase in the aggregate number of shares of common stock that may be issued under the Amended 2020 Plan, from 93,175 shares to 738,175 shares, which we expect to use for future equity grants over the next approximately two years, provided that, market volatility, hiring needs, human capital management strategy, and other factors could affect this expected duration. We believe that the current number of shares of common stock remaining available for issuance under the 2020 Plan has become insufficient to meet our future needs for attracting, motivating and retaining employees in a competitive market for talent. A copy of the Amended 2020 Plan is attached as Appendix I to this Proxy Statement, and is incorporated by reference herein.

We are requesting that stockholders approve the Amended 2020 Plan. If this proposal is approved by our stockholders at the 2023 Annual Meeting, the Amended 2020 Plan will become effective on the date of the 2023 Annual Meeting. If stockholders do not approve the Amended 2020 Plan, the proposed 645,000 additional shares will not become available for issuance under the 2020 Plan. All other existing provisions of the 2020 Plan remain in effect. In such event, our Board will consider whether to adopt alternative arrangements based on its assessment of our needs, and it may become necessary to increase cash compensation to replace any shortfall in available equity, which we do not believe is advisable or in our stockholders’ best interests. We believe that the proposed share pool increase to the Amended 2020 Plan is reasonable, appropriate, and in the best interests of our stockholders.

Summary of Material Features of the Amended 2020 Plan

The material features of the Amended 2020 Plan are:

●	The maximum number of shares of common stock to be issued under the Amended 2020 Plan is 738,175, and does not include any annual automatic share increase, or evergreen provision;

●

The following shares will not be added back to the Amended 2020 Plan: (i) shares tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, and (ii) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of such award upon exercise thereof. Additionally, shares we reacquire on the open market will not be added to the reserved pool under the Amended 2020 Plan;

●	Stock options and stock appreciation rights will not be repriced in any manner without stockholder approval;

●	Any dividends and dividend equivalent rights payable with respect to any equity award are subject to the same vesting provisions as the underlying award;

●	Any material amendment to the Plan is subject to approval by our stockholders; and

●	The term of the Plan will expire on December 24, 2030.

Notice of Annual Meeting of Stockholders and 2023 Proxy Statement | 43

Reasons Why We Urge Stockholders to Vote in Favor of the Amended 2020 Plan

Our Board recommends a vote for the approval of the Amended 2020 Plan for the following reasons:

●

Alignment of employee and stockholder interests. We currently provide long-term incentives using equity awards to all of our colleagues. With your approval of the Amended 2020 Plan, we will be able to continue providing equity awards to align the interests of key personnel with the interests of our stockholders.

●

Approval is necessary to continue an equity-based compensation program. If stockholders do not approve the Amended 2020 Plan, we may have to turn to alternative award vehicles, including cash, which will not achieve our stockholder alignment objectives, and will negatively impact our cash management and operating expenses. Based on the remaining capacity under the 2020 Plan, we do not expect to have sufficient capacity to make our next annual cycle of equity awards.

●

Equity enables us to attract, retain and motivate key talent. The 2020 Plan is a critical tool to allow us to attract, retain, and motivate key employees by providing incentives directly related to increases in the value of our stock.

Additional Information on Outstanding Equity Awards and Available Shares under the 2020 Plan

As of June 15, 2023, only 46,721 shares of common stock remained available for future grants under the existing 2020 Plan. The Board believes that the Company needs a greater reserve of common stock for future awards to key employees to stimulate their efforts on the Company’s behalf and strengthen their desire to remain with the Company and to ensure that the Company can continue to grant equity awards to eligible recipients at levels determined to be appropriate by the Board. Accordingly, the Board approved the Amended 2020 Plan, which will increase the aggregate number of shares of common stock authorized for issuance by 645,000 shares for an aggregate number of shares of common stock authorized for issuance under the Amended 2020 Plan of 738,175. The Company will, at its expense, register with the SEC on a Form S-8 Registration Statement the additional 645,000 shares of common stock that would be issuable under the Amended 2020 Plan.

Based solely on the closing price of our common stock as reported by the Nasdaq Capital Market on June 15, 2023, and the maximum number of shares that would have been available for awards as of such date, taking into account the proposed increase described herein, the maximum aggregate market value of the common stock that could potentially be issued under the Amended 2020 Plan is $1.1 million.

All members of the Board and all of the Company’s executive officers will be eligible for awards under the Amended 2020 Plan and thus have a personal interest in its approval.

Summary of the Amended 2020 Plan

The Amended 2020 Plan provides for the granting of stock options, stock appreciation rights, RSUs, and cash or other stock-based awards, or collectively, Awards, to employees, directors, consultants, and other service providers to the Company or its subsidiaries, or collectively, Participants.

Notice of Annual Meeting of Stockholders and 2023 Proxy Statement | 44

Burn Rate

The following table sets forth information regarding historical awards granted and earned for the 2020 through 2022 period, and the corresponding burn rate, which is defined as the number of shares subject to equity-based awards granted in a year divided by the weighted average number of shares of common stock outstanding for that year, for each of the last three fiscal years:

Share Element	2022	2021	2020
Stock Options Granted	11,239	32,433	17,602
Time-Based Restricted Stock Units Full-Value Awards Granted	11,630	⸺	⸺
Total Awards Granted (1)	22,869	32,433	17,602
Weighted average common shares outstanding during the fiscal year	629,771	495,195	313,080
Annual Burn Rate	3.63%	6.55%	5.62%
Three-Year Average Burn Rate		5.27%

(1)	Total Awards Granted represents the sum of Stock Options Granted and Restricted Stock Units Full-Value Awards Granted.

As of June 15, 2023, there were stock options to acquire 68,052 shares of common stock outstanding under our equity compensation plans, with a weighted average exercise price of $381.92 and a weighted average remaining term of 6.9 years. In addition, as of June 15, 2023, there were 6,050 unvested full value awards with time-based vesting outstanding under our equity compensation plans. Other than the foregoing, no awards were outstanding under our equity compensation plans as of June 15, 2023. As of June 15, 2023, there were 46,721 shares of common stock available for awards under our equity compensation plans.

The following is a summary of certain provisions of the Amended 2020 Plan and is qualified by reference to the complete plan, a copy of which is attached as Appendix I and is incorporated herein by reference. Terms below that appear in initial capital letters have the special meaning set forth either above or in the Amended 2020 Plan.

The purposes of our Amended 2020 Plan include to align the interests of our management and employees with those of our stockholders, encourage selected key employees, directors and consultants to acquire a proprietary interest in our future growth and performance, provide increased incentives to contribute to our future success and prosperity, thereby potentially enhancing our value for the benefit of our stockholders, and support and enhance our ability to attract and retain exceptionally qualified executive, scientific and professional personnel upon whom, in large measure, our progress, growth and profitability depend.

Administration

The Amended 2020 Plan vests broad powers in a committee to administer and interpret the Amended 2020 Plan, provided that, the Board itself may at any time exercise any rights and duties of the committee under the Amended 2020 Plan. Our Board has designated the Compensation Committee as the committee authorized to administer the Amended 2020 Plan. In this capacity, the Compensation Committee has the authority to, among other things: select the persons to be granted awards; determine the type, size and terms and conditions of such awards, and approve forms of award agreement to be used for awards under the Amended 2020 Plan. The Compensation Committee may amend any outstanding award at any time; provided, however, that no such amendment may materially impair a participant’s rights without the participant’s consent. Subject to requirements of applicable law, the Compensation Committee may delegate to one or more of our officers the authority to grant awards to participants who are not subject to Section 16 of the Securities Exchange Act of 1934. In order to comply with foreign law, the Compensation Committee may modify the terms of outstanding awards, establish subplans, and take other actions that it deems advisable, provided that no subplans or modifications may increase the number of shares available for grant under the Amended 2020 Plan. Unless stockholder approval is required under applicable law or exchange listing requirements, the Board may amend or terminate the Amended 2020 Plan at any time.

Securities Offered

Subject to certain adjustments, the maximum number of shares of common stock that may be issued under the Amended 2020 Plan in connection with awards is 738,175. All Shares of the Share Pool may be issued in respect of incentive stock options. In the event of any merger, consolidation, reorganization, recapitalization, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, stock dividend, dividend in kind, or other like change in capital structure (other than ordinary cash dividends) to stockholders of the Company, or other similar corporate event or transaction that affects our common stock, the Compensation Committee shall make such adjustments to the number and kind of shares authorized by the Amended 2020 Plan, the number and kind of shares subject to outstanding awards, the exercise prices of outstanding awards and any other affected term or condition of the Amended 2020 Plan or outstanding awards, in each case as it determines to be equitable.

Notice of Annual Meeting of Stockholders and 2023 Proxy Statement | 45

No further awards will be made under the Windtree Therapeutics, Inc. 2011 Long Term Incentive Plan, the Prior Plan. If any award previously granted under the Prior Plan expires, terminates, is canceled or is forfeited for any reason, the shares subject to that award will be added to the Share Pool so that they can be utilized for new grants under the Amended 2020 Plan. Similarly, shares that are withheld from an award issued under a Prior Plan for the payment of taxes or in satisfaction of the exercise price for an option award, will be added to the Share Pool so that they can be utilized for new grants under the Amended 2020 Plan. As of June 15, 2023, awards with respect to an aggregate of 28,923 shares of our common stock were outstanding under the Prior Plan.

If any award granted under the Amended 2020 Plan expires, terminates, is canceled or is forfeited, the shares underlying the award will be available for new grants under the Amended 2020 Plan. Shares underlying any awards under the Amended 2020 Plan that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Shares or otherwise terminated (other than by exercise) shall not be added back to the Shares available for issuance under the Plan or the Shares that may be issued as Incentive Stock Options. In the event the Company repurchases Shares on the open market, such Shares shall not be added to the Shares available for issuance under the Plan.

Individuals Who May Participate in the Amended 2020 Plan

Any of our employees, directors, consultants, and other service providers, and those of our affiliates, are eligible to participate in the Amended 2020 Plan. As of June 15, 2023, the Company employed or engaged approximately 19 employees and three directors (not including employee directors, who are included in the number of employees) and various consultants and other service providers who would be eligible to participate in the Amended 2020 Plan. Participants will be selected in the discretion of the Compensation Committee.

Minimum Vesting Period

The minimum vesting period for each equity award granted under the Amended 2020 Plan must be at least one year, provided that up to 5% of the shares authorized for issuance under the Amended 2020 Plan may be utilized for unrestricted stock awards or other equity awards with a minimum vesting period of less than one year. In addition, the Compensation Committee may grant equity awards that vest within one year (i) if such awards are granted as substitute awards in replacement of other awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within one year or (ii) if such awards are being granted in connection with an elective deferral of cash compensation that, absent a deferral election, otherwise would have been paid to the grantee within the one year.

Types of Awards

The Amended 2020 Plan provides for the grant of the following equity-based and cash-based incentive awards to participants: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) RSUs, and (v) cash or other stock-based awards.

Stock Options. An option entitles the holder to purchase from us a stated number of shares of common stock. An incentive stock option, or ISO, may only be granted to our employees or the employees of our affiliates. The Compensation Committee will specify the number of shares of common stock subject to each option and the exercise price for such option, provided that the exercise price may not be less than the fair market value of a share of common stock on the date the option is granted. However, for an ISO granted to any 10% stockholder, the exercise price shall not be less than 110% of the fair market value of common stock on the date the option is granted.

Generally, options may be exercised in whole or in part through a cash payment. The Compensation Committee, however, may in its discretion permit payment of the exercise price through other methods. For example, the Compensation Committee may permit the optionholder to surrender previously acquired shares, or to “net settle” the option, which involves the cancellation of a portion of the option to cover the cost of exercising the balance of the option.

All options shall be exercisable in accordance with the terms of the applicable award agreement. The maximum term of an option shall be determined by the Compensation Committee on the date of grant but shall not exceed 10 years (5 years in the case of ISOs granted to any 10% stockholder). In the case of ISOs, the aggregate fair market value (determined as of the date of grant) of common stock with respect to which such ISOs become exercisable for the first time during any calendar year cannot exceed $100,000. ISOs granted in excess of this limitation will be treated as non-qualified stock options.

Notice of Annual Meeting of Stockholders and 2023 Proxy Statement | 46

Stock Appreciation Rights. A stock appreciation right represents the right to receive, upon exercise, any appreciation in a share of common stock over a particular time period. The base price of a stock appreciation right shall not be less than the fair market value of a share of common stock on the date the stock appreciation right is granted. The maximum term of a stock appreciation right shall be determined by the Compensation Committee on the date of grant but shall not exceed 10 years. Distributions with respect to stock appreciation rights may be made in cash, shares of common stock, or a combination of both, at the Compensation Committee’s discretion.

Restricted Stock. A restricted stock award is a grant of shares of common stock, which are subject to forfeiture restrictions during a restriction period. The Compensation Committee will determine the price, if any, to be paid by the participant for each share of common stock subject to a restricted stock award. If the specified vesting conditions are not attained, the underlying common stock will be forfeited to us. Conversely, if and when the vesting conditions are satisfied, the restrictions imposed will lapse. During the restriction period, a participant will have the right to vote the shares underlying the restricted stock and receive dividends with respect to restricted stock; provided, however, any cash distributions or dividends payable with respect to a restricted stock for which the lapse of restrictions is tied to the attainment of vesting conditions shall accrue and shall not be paid to the grantee until and to the extent the vesting conditions are met with respect to the restricted stock award. A Participant shall not be entitled to interest with respect to any dividends or distributions subject to vesting conditions during the applicable restriction period. However, the Compensation Committee may specify that any such dividends are subject to the same vesting conditions as the underlying restricted stock to which they relate, and may also require that the dividends be invested in additional restricted shares. Unless otherwise provided in an award agreement or determined by the Compensation Committee, upon termination a participant will forfeit all restricted stock that then remains subject to forfeiture.

Restricted Stock Units. An RSU represents a right to receive, on the achievement of specified vesting conditions, an amount equal to the fair market value (at the time of distribution) of one share of our common stock. An RSU may be settled in shares of our common stock, cash, or a combination of both, at the discretion of the Compensation Committee. Unless otherwise provided in an award agreement or determined by the Compensation Committee, upon a termination of service, a participant will forfeit all of the participant’s RSUs that then remain subject to forfeiture. Any dividend equivalents payable on account of an RSU shall accrue and shall not be paid to the grantee until and to the extent the vesting conditions are met with respect to the RSU. A Participant shall not be entitled to interest with respect to any dividend equivalents or distributions subject to vesting conditions during the restriction period

Cash or other Stock Based Awards. Cash or other stock based awards (including awards to receive unrestricted shares of our common stock or immediate cash payments) may be granted to participants. The Compensation Committee will determine the terms and conditions of each such award, including, as applicable, the term, any exercise or purchase price, vesting conditions and other terms and conditions. Payment in respect of a cash or other stock based award may be made in cash, shares of our common stock, or a combination of both, at the discretion of the Compensation Committee.

Federal Income Tax Consequences

The federal income tax consequences arising with respect to grants awarded under the Amended 2020 Plan will depend on the type of grant. The following provides only a general description of the application of federal income tax laws to certain grants under the Amended 2020 Plan. This discussion is intended for the information of stockholders considering how to vote at the meeting and not as tax guidance to participants in the Amended 2020 Plan, as the consequences may vary with the types of grants made, the identity of the recipients, and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws. Tax laws are subject to change.

Under the Internal Revenue Code of 1986, as amended, or the Code, as currently in effect, a grant under the Amended 2020 Plan of options, stock appreciation rights, restricted stock or RSUs would have no federal income tax consequence at the time of grant. Generally, all amounts taxable as ordinary income to participants under the Amended 2020 Plan in respect of awards are expected to be deductible by the Company as compensation at the same time the participant recognizes the ordinary income, subject to the limitations of Section 162(m) of the Code.

Options and Stock Appreciation Rights. Upon exercise of a nonqualified stock option, the excess of the fair market value of the stock at the date of exercise over the exercise price is taxable to a participant as ordinary income. Similarly, upon exercise of a Stock Appreciation Right, the value of the shares or cash received is taxable to the participant as ordinary income. Upon exercise of an ISO, the participant will not have taxable income, except that alternative minimum tax may apply. When there is a disposition of the shares subject to the ISO, provided that such disposition occurs at least two years after the date of ISO grant and at least one year after the date of exercise, the difference, if any, between the sale price of the shares and the exercise price of the option, is treated as long-term capital gain or loss. If the participant does not satisfy these holding period requirements, a “disqualifying disposition” occurs and the participant will recognize ordinary income in the year of the disposition in an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the exercise price of the option. In that case, any gain realized in excess of the fair market value at the time of exercise will be short or long-term capital gain, depending on whether the shares were sold more than one year after the option was exercised.

Notice of Annual Meeting of Stockholders and 2023 Proxy Statement | 47

Restricted Stock. Unless the participant elects to recognize its value as income at the time of the grant, restricted stock is taxable to a participant as ordinary income when it becomes vested.

Restricted Stock Units. When shares of common stock or cash with respect to RSU awards are delivered to the participant, the value of the shares or cash is taxable to the participant as ordinary income.

New Plan Benefits

Because the grant of awards under the Amended 2020 Plan is within the discretion of the Compensation Committee, the Company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Amended 2020 Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2022: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group.

	Options			Stock Awards
Name and Position	Average Exercise Price ($)		Number of Awards (#)	Dollar Value ($)(1)		Number of Awards (#)
Craig E. Fraser, President and Chief Executive Officer	$51.00		5,009	$51.00		3,338
John P. Hamill, our former Senior Vice President, CFO, and Treasurer	$51.00		1,992	$51.00		1,326
Steven G. Simonson, M.D., our Senior Vice President and CMO	$51.00		1,992	$51.00		1,326
All current executive officers, as a group	$51.00	(2)	12,977	$51.00	(3)	8,642
All current directors who are not executive officers, as a group	$23.50	(2)	600	$23.50	(3)	400
All current employees who are not executive officers, as a group	$49.14	(2)	4,026	$51.00	(3)	2,588

(1)

The valuation of stock awards is based on the grant date fair value computed in accordance with ASC Topic 718. For a discussion of the assumptions used in calculating these values, see Note 11 to our consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2022.

(2)	Represents the weighted-average exercise price for the group.

(3)	Represents the aggregate grant date fair value for the group.

Vote Required

The affirmative vote of a majority of votes properly cast is required for the approval of the Amended 2020 Plan. Abstentions and broker non-votes will have no effect on the outcome of the vote for this proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED WINDTREE THERAPEUTICS 202 EQUITY INCENTIVE PLAN AT THE ANNUAL MEETING	✔

Notice of Annual Meeting of Stockholders and 2023 Proxy Statement | 48

OTHER INFORMATION

OTHER MATTERS

The Annual Meeting is called for the purposes set forth in the Notice. Our Board does not know of any other matters to be considered by the stockholders at the Annual Meeting other than the matters described in the Notice. However, the enclosed proxy confers discretionary authority on the persons named in the proxy card with respect to matters that may properly come before the Annual Meeting and that are not known to our Board at the date this Proxy Statement was printed. It is the intention of the persons named in the proxy card to vote in accordance with their best judgment on any such matter.

REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

Stockholders intending to present a proposal to be considered for inclusion in our proxy statement for our 2024 Annual Meeting of Stockholders must comply with the requirements set forth in our Bylaws. Stockholder proposals must be received by us no later than March 1, 2024. If we change the date of the 2024 Annual Meeting of Stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals must be received a reasonable time before we begin to make available the proxy materials for the 2024 Annual Meeting in order to be considered for inclusion in our proxy statement. Proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by the Corporate Secretary) to the Corporate Secretary, Windtree Therapeutics, Inc., 2600 Kelly Road, Suite 100, Warrington, PA 18976. Proposals must contain the information required under our Bylaws, a copy of which is available upon request to our Corporate Secretary, and also must comply with the SEC’s regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.

Stockholders intending to present a proposal or nominate a director for election at our 2024 Annual Meeting of Stockholders without having the proposal or nomination included in our proxy statement must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive the proposal or nomination no earlier than the close of business on the 150th day, and no later than the close of business on the 120th day, prior to the first anniversary of the preceding year’s Annual Meeting. Accordingly, for our 2024 Annual Meeting of Stockholders, our Corporate Secretary must receive the proposal or nomination no earlier than March 18, 2024 and no later than the close of business on April 17, 2024. The proposal or nomination must contain the information required by the Bylaws, a copy of which is available upon request to our Corporate Secretary. If the stockholder does not meet the applicable deadlines or comply with the requirements of SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote, in accordance with our best judgment, on any such proposal.

STOCKHOLDER COMMUNICATIONS TO THE BOARD

Stockholders and other interested parties may communicate with the Board by writing to the Corporate Secretary, Windtree Therapeutics, Inc., 2600 Kelly Road, Suite 100, Warrington, PA 18976. Communications intended for a specific director or directors should be addressed to their attention to the Corporate Secretary at the address provided above. Communications received from stockholders are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications. The Board has authorized the Corporate Secretary, in her discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.

AVAILABILITY OF MATERIALS

Our 2022 Annual Report, including the financial statements and financial statement schedules, has been filed with the SEC and provides additional information about us, which is incorporated by reference herein. It is available on the internet at www.windtreetx.com and is available in paper form (other than exhibits thereto) by first class mail or other equally prompt means to beneficial owners of our common stock without charge upon written request to c/o Corporate Secretary, Windtree Therapeutics, Inc., 2600 Kelly Road, Suite 100, Warrington, PA 18976. In addition, it is available to beneficial and record holders of our common stock at https://www.cstproxy.com/windtreetx/2023.

Notice of Annual Meeting of Stockholders and 2023 Proxy Statement | 49

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

WINDTREE THERAPEUTICS, INC.

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on August 14, 2023.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

VOTE AT THE MEETING –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend;
https://www.cstproxy.com/windtreetx/2023

PHONE – 1 (866) 894-0536
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this X

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.

1. Election of Directors

	FOR	WITHHOLD AUTHORITY
(1) Craig E. Fraser	☐	☐
(2) Daniel Geffken	☐	☐
(3) Robert Scott, M.D.	☐	☐
(4) Mark Strobeck, Ph.D.	☐	☐
(5) Leslie J. Williams	☐	☐

CONTROL NUMBER

Signature____________________ Signature, if held jointly____________________ Date__________, 2023

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Notice of Annual Meeting of Stockholders and 2023 Proxy Statement | 50

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders

The 2023 Proxy Statement and the 2023 Annual Report to Stockholders are available at: https://www.cstproxy.com/windtreetx/2023

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

WINDTREE THERAPEUTICS, INC.

The undersigned appoints Craig E. Fraser and John Tattory, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Windtree Therapeutics, Inc. held of record by the undersigned at the close of business on June 26, 2023 at the Annual Meeting of Stockholders of Windtree Therapeutics, Inc. to be held on August 15, 2023, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE FIVE NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2, PROPOSAL 3, PROPOSAL 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)

Notice of Annual Meeting of Stockholders and 2023 Proxy Statement | 51

Appendix I

AMENDED AND RESTATED

WINDTREE THERAPEUTICS, INC.

2020 EQUITY INCENTIVE PLAN

Section 1. Purpose; Definitions. The purposes of the Amended and Restated Windtree Therapeutics, Inc. 2020 Equity Incentive Plan (as amended from time to time, the “Plan”) are to: (a) enable Windtree Therapeutics, Inc. (the “Company”) and its affiliated companies to recruit and retain highly qualified employees, directors and consultants; (b) provide those employees, directors and consultants with an incentive for productivity; and (c) provide those employees, directors and consultants with an opportunity to share in the growth and value of the Company.

For purposes of the Plan, the following terms will have the meanings defined below, unless the context clearly requires a different meaning:

(a) “Affiliate” means, with respect to a Person, a Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

(b) “Applicable Law” means the legal requirements relating to the administration of and issuance of securities under stock incentive plans, including, without limitation, the requirements of state corporations law, federal, state and foreign securities law, federal, state and foreign tax law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted.

(c) “Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Cash or Other Stock Based Awards made under this Plan.

(d) “Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

(e) “Board” means the Board of Directors of the Company, as constituted from time to time.

(f) “Cash or Other Stock Based Award” means an award that is granted under Section 10.

(g) “Cause” shall, with respect to any Participant, have the meaning set forth in the Participant’s employment, consulting or other applicable agreement, or, in the absence of any such agreement or if such term is not defined in any such agreement, shall mean any one or more of the following, as determined by the Committee: (i) willful misconduct or gross negligence in the performance of the Participant’s duties; (ii) willful and continued failure or refusal to perform satisfactorily any duties reasonably requested in the course of the Participant’s employment by, or service to, the Company (other than a failure resulting from the Participant’s Disability); or (iii) fraudulent, dishonest or other improper conduct engaged in by the Participant that causes, or has the potential to cause, harm to the Company or any of its Subsidiaries, or its or their business or reputation, including, without limitation, the Participant’s violation of any policies of the Company applicable to the Participant, the Participant’s violation of laws, rules or regulations applicable to the Participant, criminal activity, habitual drunkenness or use of illegal drugs.

(h) “Change in Control” shall have the meaning, if any, set forth in a Participant’s employment, consulting or other applicable agreement, or, if such term is not defined in any such agreement, shall mean either a “Change in Control” as defined in Section 1(h)(i) or a “409A Change in Control” as defined in Section 1(h)(ii), as specified in the applicable Award Agreement. If no definition is specified, the term shall mean a 409A Change in Control.

(i) A “Change in Control” shall mean the occurrence of any of the following events:

(A) the acquisition, directly or indirectly by any Person (other than the Company, any trustee or other fiduciary under an employee benefit plan of the Company, or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than thirty-five percent (35%) of the total combined voting power of the Company’s outstanding securities;

(B) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board ceases to consist of “incumbent members”, which term means members of the Board on the first day of such period and any person becoming a member of the Board subsequent to such date whose election or nomination for election was approved by not less than two-thirds of the members of the Board who then comprised the “incumbent members”;

(C) the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, by reason of their being stockholders of the Company, fifty percent (50%) or less of the voting stock of the combined entity; or

(D) a liquidation of the Company, a sale of all or substantially all of the Company’s assets, or a merger, consolidation or similar transaction in which the Company is not the surviving entity or survives as a wholly-owned or majority-owned subsidiary of another entity.

(ii) A “409A Change in Control” shall mean the occurrence of any of the following events:

(A) any Person (other than (1) the Company, or (2) any trustee or other fiduciary under an employee benefit plan of the Company), is or becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company by reason of having acquired such securities during the 12-month period ending on the date of the most recent acquisition (not including any securities acquired directly from the Company or its Affiliates) representing thirty percent (30%) or more of the total voting power of the Company’s then outstanding voting securities;

(B) the majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment;

(C) there is consummated a merger or consolidation of Company with any other corporation or other entity, resulting in a change described in clauses (A), (B), (D), or (E) of this definition, other than (1) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) more than sixty percent (60%) of the total voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person, directly or indirectly, acquired forty percent (40%) or more of the total voting power of the then outstanding securities of the Company (not including any securities acquired directly from the Company or its Affiliates);

(D) a liquidation of the Company involving the sale to any Person of at least forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately before the liquidation; or

(E) the sale or disposition by the Company of assets that have a total fair market value equal to forty percent (40%) or more of the total gross fair market value of all of the assets of the Company and its Subsidiaries (taken as a whole) immediately before such sale or disposition (or any transaction or related series of transactions having a similar effect), other than a sale or disposition by the Company to an entity at least sixty percent (60%) of the total voting power of the voting securities of which is beneficially owned by shareholders of the Company in substantially the same proportions as their beneficial ownership of the Company immediately prior to such sale.

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(j) “Committee” means the committee designated by the Board to administer the Plan under Section 2. To the extent required under Applicable Law, the Committee shall have at least two members and each member of the Committee shall be a Non-Employee Director.

(k) “Director” means a member of the Board.

(l) “Disability” means a condition rendering a Participant Disabled.

(m) “Disabled” will have the same meaning as set forth in Section 22(e)(3) of the Code.

(n) “Effective Date” will have the same meaning as set forth in Section 18.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Fair Market Value” means, as of any date, the value of a Share determined as follows: (i) if the Shares are listed on any established stock exchange or a national market system, the Fair Market Value of a Share will be the closing sales price for such stock as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in Shares) at the close of regular hours trading on the day of determination; (ii) if the Shares are regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for Shares at the close of regular hours trading on the day of determination; or (iii) if Shares are not traded as set forth above, the Fair Market Value will be determined in good faith by the Committee taking into consideration such factors as the Committee considers appropriate, such determination by the Committee to be final, conclusive and binding. Notwithstanding the foregoing, in connection with a Change in Control, Fair Market Value shall be determined in good faith by the Committee, such determination by the Committee to be final conclusive and binding.

(q) “Incentive Stock Option” means any Option intended to be an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(r) “Minimum Vesting Period” means the one-year period following the date of grant of an Award.

(s)“Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

(t) “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.

(u) “Option” means any option to purchase Shares (including an option to purchase Restricted Stock, if the Committee so determines) granted pursuant to Section 5 hereof.

(v) “Parent” means, in respect of the Company, a “parent corporation” as defined in Section 424(e) of the Code.

(w) “Participant” means an employee, consultant, Director, or other service provider of or to the Company or any of its respective Affiliates to whom an Award is granted.

(x) “Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

(y) “Restricted Stock” means Shares that are subject to restrictions pursuant to Section 8 hereof.

(z) “Restricted Stock Unit” means a right granted under and subject to restrictions pursuant to Section 9 hereof.

(aa) “Shares” means shares of the Company’s common stock, par value $0.001, subject to substitution or adjustment as provided in Section 3(c) hereof.

(bb) “Stock Appreciation Right” means a right granted under and subject to Section 6 hereof.

(cc) “Subsidiary” means, in respect of the Company, a subsidiary company as defined in Sections 424(f) and (g) of the Code.

Section 2. Administration. The Plan shall be administered by the Committee; provided that, notwithstanding anything to the contrary herein, in its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Applicable Law are required to be determined in the sole discretion of the Committee. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, Affiliates, their respective employees, the Participants, persons claiming rights from or through Participants and stockholders of the Company.

The Committee will have full authority to grant Awards under this Plan and determine the terms of such Awards. Such authority will include the right to:

(a) select the individuals to whom Awards are granted (consistent with the eligibility conditions set forth in Section 4);

(b) determine the type of Award to be granted;

(c) determine the number of Shares, if any, to be covered by each Award;

(d) establish the other terms and conditions of each Award;

(e) approve forms of agreements (including Award Agreements) for use under the Plan; and

(f) modify or amend each Award, subject to the Participant’s consent if such modification or amendment would materially impair such Participant’s rights.

The Committee will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); and to otherwise take any action that may be necessary or desirable to facilitate the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it deems necessary to carry out the intent of the Plan.

To the extent permitted by Applicable Law, the Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants who are not subject to the requirements of Section 16 of the Exchange Act and the rules and regulations thereunder. Any such delegation shall be subject to the applicable corporate laws of the State of Delaware. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

No Director will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

Section 3. Shares Subject to the Plan.

(a) Shares Subject to the Plan. Subject to adjustment as provided in Section 3(c) of the Plan, the maximum number of Shares that may be issued in respect of Awards under the Plan is 738,175 Shares (the “Plan Limit”). All of the Plan Limit Shares may be issued in respect of Incentive Stock Options. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares or treasury shares. Any Shares issued by the Company through the assumption or substitution of outstanding grants in connection with the acquisition of another entity shall not reduce the maximum number of Shares available for delivery under the Plan. Any Shares that are available for issuance under the Windtree Therapeutics, Inc. 2011 Long-Term Incentive Plan (as amended) (the “2011 Plan”) as of the Effective Date, and any Shares that become available for issuance under the 2011 Plan following the Effective Date in accordance with the terms of the 2011 Plan (the “Additional Shares”), may be issued to Participants pursuant to the terms of this Plan. The Plan Limit shall be increased by such number of Additional Shares.

(b) Effect of the Expiration or Termination of Awards. If and to the extent that an Option or a Stock Appreciation Right expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Award will again become available for grant under the Plan. Similarly, if and to the extent an Award of Restricted Stock or Restricted Stock Units is canceled or forfeited for any reason, the Shares subject to that Award will again become available for grant under the Plan. For purposes of this limitation described in Section 3(a) above, the shares of Stock underlying any awards under the Plan that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Shares or otherwise terminated (other than by exercise) shall not be added back to the Shares available for issuance under the Plan or the Shares that may be issued as Incentive Stock Options. In the event the Company repurchases Shares on the open market, such Shares shall not be added to the Shares available for issuance under the Plan.

(c) Other Adjustment. In the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, stock dividend, dividend in kind, or other like change in capital structure (other than ordinary cash dividends) to stockholders of the Company, or other similar corporate event or transaction affecting the Shares, the Committee, to prevent dilution or enlargement of Participants’ rights under the Plan, shall, in such manner as it may deem equitable, substitute or adjust, in its sole discretion, the number and kind of shares that may be issued under the Plan or under any outstanding Awards, the number and kind of shares subject to outstanding Awards, the exercise price, grant price or purchase price applicable to outstanding Awards, and/or any other affected terms and conditions of this Plan or outstanding Awards.

(d) Change in Control. Notwithstanding anything to the contrary set forth in the Plan, upon or in anticipation of any Change in Control, the Committee may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control:

(i) cause any or all outstanding Awards to become vested and immediately exercisable (as applicable), in whole or in part;

(ii) cause any outstanding Option or Stock Appreciation Right to become fully vested and immediately exercisable for a reasonable period in advance of the Change in Control and, to the extent not exercised prior to that Change in Control, cancel that Option or Stock Appreciation Right upon closing of the Change in Control;

(iii) cancel any unvested Award or unvested portion thereof, with or without consideration;

(iv) cancel any Award in exchange for a substitute award;

(v) redeem any Restricted Stock or Restricted Stock Unit for cash and/or other substitute consideration with value equal to the Fair Market Value of an unrestricted Share on the date of the Change in Control;

(vi) cancel any Option or Stock Appreciation Right in exchange for cash and/or other substitute consideration with a value equal to: (A) the number of Shares subject to that Option or Stock Appreciation Right, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that Option or the base price of the Stock Appreciation Right; provided, that if the Fair Market Value per Share on the date of the Change in Control does not exceed the exercise price of any such Option or the base price of any such Stock Appreciation Right, the Committee may cancel that Option or Stock Appreciation Right without any payment of consideration therefor; and/or

(vii) take such other action as the Committee shall determine to be reasonable under the circumstances.

In the discretion of the Committee, any cash or substitute consideration payable upon cancellation of an Award may be subjected to (i) vesting terms substantially identical to those that applied to the cancelled Award immediately prior to the Change in Control, or (ii) earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid to stockholders in connection with the Change in Control.

Notwithstanding any provision of this Section 3(d), in the case of any Award subject to Section 409A of the Code, the Committee shall only be permitted to take actions under this Section 3(d) to the extent that such actions would be consistent with the intended treatment of such Award under Section 409A of the Code.

(e) Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have employees, directors and consultants, or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, the Committee, in its sole discretion, shall have the power and authority to: (i) modify the terms and conditions of any Award granted to employees, directors and consultants outside the United States to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (ii) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a); and (iii) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.

(f) Minimum Vesting Period. The vesting period for each Award granted under the Plan must be at least equal to the Minimum Vesting Period; provided, however, nothing in this Section 3(f) shall limit the Administrator’s authority to accelerate the vesting of Awards as set forth in Section 3(d)(i) above; and, provided further, notwithstanding the foregoing, up to 5% of the shares of Stock authorized for issuance under the Plan may be utilized for Awards to receive unrestricted shares or other Awards with a vesting period that is less than the Minimum Vesting Period (each such Award, an “Excepted Award”). Notwithstanding the foregoing, in addition to Excepted Awards, the Administrator may grant Awards that vest (or permit previously granted Awards to vest) within the Minimum Vesting Period (i) if such Awards are granted as substitute Awards in replacement of other Awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within the Minimum Vesting Period or (ii) if such Awards are being granted in connection with an elective deferral of cash compensation that, absent a deferral election, otherwise would have been paid to the grantee within the Minimum Vesting Period.

Section 4. Eligibility. Employees, Directors, consultants, and other individuals who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan; provided, however, that only employees of the Company, any Parent or a Subsidiary are eligible to be granted Incentive Stock Options.

Section 5. Options. Options granted under the Plan may be of two types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. The Award Agreement shall state whether such grant is an Incentive Stock Option or a Non-Qualified Stock Option.

The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its sole and absolute discretion:

(a) Option Price. The exercise price per Share under an Option will be determined by the Committee and will not be less than 100% of the Fair Market Value of a Share on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns, either directly and/or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, will have an exercise price per Share of not less than 110% of Fair Market Value per Share on the date of the grant.

(b) Option Term. The term of each Option will be fixed by the Committee, but no Option will be exercisable more than 10 years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns, either directly and/or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, may not have a term of more than 5 years. No Option may be exercised by any Person after expiration of the term of the Option.

(c) Exercisability. Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Committee. Such terms and conditions may include the continued employment or service of the Participant, the attainment of specified individual or corporate performance goals, or such other factors as the Committee may determine in its sole discretion (the “Vesting Conditions”). The Committee may provide in the terms of an Award Agreement that the Participant may exercise the unvested portion of an Option in whole or in part in exchange for shares of Restricted Stock subject to the same vesting terms as the portion of the Option so exercised. Restricted Stock acquired upon the exercise of an unvested Option shall be subject to such additional terms and conditions as determined by the Committee.

(d) Method of Exercise. Subject to the terms of the applicable Award Agreement, the exercisability provisions of Section 5(c) and the termination provisions of Section 7, Options may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company specifying the number of Shares to be purchased. Such notice will be accompanied by payment in full of the purchase price, either by certified or bank check, or such other means as the Committee may accept. The Committee may, in its sole discretion, permit payment of the exercise price of an Option in the form of previously acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised or by means of a “net settlement,” whereby the Option exercise price will not be due in cash and where the number of Shares issued upon such exercise will be equal to: (A) the product of (i) the number of Shares as to which the Option is then being exercised, and (ii) the excess, if any, of (a) the then current Fair Market Value per Share over (b) the Option exercise price, divided by (B) the then current Fair Market Value per Share.

No Shares will be issued upon exercise of an Option until full payment therefor has been made. A Participant will not have the right to distributions or dividends or any other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise, has paid in full for such Shares, if requested, has given the representation described in Section 17(a) hereof and fulfills such other conditions as may be set forth in the applicable Award Agreement.

(e) Incentive Stock Option Limitations. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company, its Parent or any Subsidiary will not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted. To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.

(f) Termination of Service. Unless otherwise specified in the applicable Award Agreement or as otherwise provided by the Committee at or after the time of grant, Options will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment or other service.

Section 6. Stock Appreciation Right. Subject to the other terms of the Plan, the Committee may grant Stock Appreciation Rights to eligible individuals. Each Stock Appreciation Right shall represent the right to receive, upon exercise, an amount equal to the number of Shares subject to the Award that is being exercised multiplied by the excess of (i) the Fair Market Value of a Share on the date the Award is exercised, over (ii) the base price specified in the applicable Award Agreement. Distributions may be made in cash, Shares, or a combination of both, at the discretion of the Committee. The Award Agreement evidencing each Stock Appreciation Right shall indicate the base price, the term and the Vesting Conditions for such Award. A Stock Appreciation Right base price may never be less than the Fair Market Value of the underlying common stock of the Company on the date of grant of such Stock Appreciation Right. The term of each Stock Appreciation Right will be fixed by the Committee, but no Stock Appreciation Right will be exercisable more than 10 years after the date the Stock Appreciation Right is granted. Subject to the terms and conditions of the applicable Award Agreement, Stock Appreciation Rights may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company specifying the portion of the Award to be exercised. Unless otherwise specified in the applicable Award Agreement or as otherwise provided by the Committee at or after the time of grant, Stock Appreciation Rights will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment or other service.

Section 7. Termination of Service. Unless otherwise specified with respect to a particular Option or Stock Appreciation Right in the applicable Award Agreement or otherwise determined by the Committee, any portion of an Option or Stock Appreciation Right that is not exercisable upon termination of service will expire immediately and automatically upon such termination and any portion of an Option or Stock Appreciation Right that is exercisable upon termination of service will expire on the date it ceases to be exercisable in accordance with this Section 7.

(a) Termination by Reason of Death. If a Participant’s service with the Company or any Affiliate terminates by reason of death, any Option or Stock Appreciation Right held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of his or her death or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the Participant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 12 months from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or Stock Appreciation Right.

(b) Termination by Reason of Disability. If a Participant’s service with the Company or any Affiliate terminates by reason of Disability, any Option or Stock Appreciation Right held by such Participant may thereafter be exercised by the Participant or his or her personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at or after grant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 90 days from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or Stock Appreciation Right.

(c) Cause. If a Participant’s service with the Company or any Affiliate is terminated for Cause or if a Participant resigns at a time that there was a Cause basis for such Participant’s termination: (i) any Option or Stock Appreciation Right, or portion thereof, not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.

(d) Other Termination. If a Participant’s service with the Company or any Affiliate terminates for any reason other than death, Disability or Cause, any Option or Stock Appreciation Right held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Committee may determine at or after grant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then three months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or Stock Appreciation Right.

Section 8. Restricted Stock.

(a) Issuance. Restricted Stock may be issued either alone or in conjunction with other Awards. The Committee will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards. The purchase price for Restricted Stock may, but need not, be zero.

(b) Certificates. Upon the Award of Restricted Stock, the Committee may direct that a certificate or certificates representing the number of Shares subject to such Award be issued to the Participant or placed in a restricted stock account (including an electronic account) with the transfer agent and in either case designating the Participant as the registered owner. The certificate(s), if any, representing such shares shall be physically or electronically legended, as applicable, as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period. If physical certificates are issued, they will be held in escrow by the Company or its designee during the Restriction Period. As a condition to any Award of Restricted Stock, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.

(c) Restrictions and Conditions. The Award Agreement evidencing the grant of any Restricted Stock will incorporate the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its sole and absolute discretion:

(i) During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Committee (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock awarded under the Plan. The Committee may condition the lapse of restrictions on Restricted Stock upon one or more Vesting Conditions.

(ii) While any Share of Restricted Stock remains subject to restriction, the Participant will have, with respect to the Restricted Stock, the right to vote the Shares. If any cash distributions or dividends are payable with respect to the Restricted Stock for which the lapse of restrictions is tied to the attainment of vesting conditions, any dividends paid by the Company during the vesting period shall accrue and shall not be paid to the grantee until and to the extent the vesting conditions are met with respect to the Restricted Stock Award. A Participant shall not be entitled to interest with respect to any dividends or distributions subject to vesting conditions during the Restriction Period.

(iii) Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if a Participant’s service with the Company and its Affiliates terminates prior to the expiration of the applicable Restriction Period, the Participant’s Restricted Stock that then remains subject to forfeiture will then be forfeited automatically.

Section 9. Restricted Stock Units. Subject to the other terms of the Plan, the Committee may grant Restricted Stock Units to eligible individuals and may impose one or more Vesting Conditions on such units. Each Restricted Stock Unit will represent a right to receive from the Company, upon fulfillment of any applicable conditions, an amount equal to the Fair Market Value (at the time of the distribution) of one Share. Distributions may be made in cash, Shares, or a combination of both, at the discretion of the Committee. The Award Agreement evidencing a Restricted Stock Unit shall set forth the Vesting Conditions and time and form of payment with respect to such Award. The Participant shall not have any stockholder rights with respect to the Shares subject to a Restricted Stock Unit Award until that Award vests and the Shares are actually issued thereunder; provided, however, that an Award Agreement may provide for the inclusion of dividend equivalent payments or unit credits with respect to the Award in the discretion of the Committee; provided, however, that any such dividend equivalents shall accrue and shall not be paid to the grantee until and to the extent the vesting conditions are met with respect to the Restricted Stock Unit Award to which they relate. A Participant shall not be entitled to interest with respect to any dividend equivalents or other distributions subject to vesting conditions during the Restriction Period. Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if a Participant’s service with the Company terminates prior to the Restricted Stock Unit Award vesting in full, any portion of the Participant’s Restricted Stock Units that then remain subject to forfeiture will then be forfeited automatically.

Section 10. Cash or Other Stock Based Awards. Subject to the other terms of the Plan, the Committee may grant Cash or Other Stock Based Awards (including Awards to receive unrestricted Shares or immediate cash payments) to eligible individuals. The Award Agreement evidencing a Cash or Other Stock Based Award shall set forth the terms and conditions of such Cash or Other Stock Based Award, including, as applicable, the term, any exercise or purchase price, performance goals, Vesting Conditions and other terms and conditions. Payment in respect of a Cash or Other Stock Based Award may be made in cash, Shares, or a combination of cash and Shares, as determined by the Committee.

Section 11. Amendments and Termination. Subject to any shareholder approval that may be required under Applicable Law, the Plan may be amended or terminated at any time or from time to time by the Board.

Section 12. Prohibition on Repricing Programs. Neither the Committee nor the Board shall (i) implement any cancellation/re-grant program pursuant to which outstanding Options or Stock Appreciation Rights under the Plan are cancelled and new Options or Stock Appreciation Rights are granted in replacement with a lower exercise or base price per share, (ii) cancel outstanding Options or Stock Appreciation Rights under the Plan with exercise prices or base prices per share in excess of the then current Fair Market Value per Share for consideration payable in equity securities of the Company or (iii) otherwise directly reduce the exercise price or base price in effect for outstanding Options or Stock Appreciation Rights under the Plan, without in each such instance obtaining stockholder approval.

Section 13. Conditions Upon Grant of Awards and Issuance of Shares.

(a) The implementation of the Plan, the grant of any Award and the issuance of Shares in connection with the issuance, exercise or vesting of any Award made under the Plan shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the Shares issuable pursuant to those Awards.

(b) No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Applicable Law.

Section 14. Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company, any Subsidiary or Affiliate, or assigned or transferred by such Participant other than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an Incentive Stock Option) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

Section 15. Withholding of Taxes.

(a) Required Withholding. All Awards under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Awards pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Awards, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Awards.

(b) Election to Withhold Shares. If the Committee so permits, Shares subject to an Award may be withheld to satisfy tax withholding obligations arising with respect thereto based on the Fair Market Value of such Shares at the time of withholding, to the extent that such withholding would not result in liability classification of such Award (or any portion thereof) under applicable accounting rules.

Section 16. Liability of Company.

(a) Inability to Obtain Authority. If the Company cannot, by the exercise of commercially reasonable efforts, obtain authority from any regulatory body having jurisdiction for the sale of any Shares under this Plan, and such authority is deemed by the Company’s counsel to be necessary to the lawful issuance of those Shares, the Company will be relieved of any liability for failing to issue or sell those Shares.

(b) Grants Exceeding Allotted Shares. If Shares subject to an Award exceed, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, that Award will be contingent with respect to such excess Shares, on the effectiveness under Applicable Law of a sufficient increase in the number of Shares subject to this Plan.

(c) Rights of Participants and Beneficiaries. The Company will pay all amounts payable under this Plan only to the applicable Participant, or beneficiaries entitled thereto pursuant to this Plan. The Company will not be liable for the debts, contracts, or engagements of any Participant or his or her beneficiaries, and rights to cash payments under this Plan may not be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding while in the hands of the Company.

Section 17. General Provisions.

(a) The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate.

(b) The Awards shall be subject to the Company’s stock ownership policies, as in effect from time to time.

(c) All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other Applicable Law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d) Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required.

(e) Neither the adoption of the Plan nor the execution of any document in connection with the Plan will: (i) confer upon any employee or other service provider of the Company or an Affiliate any right to continued employment or engagement with the Company or such Affiliate, or (ii) interfere in any way with the right of the Company or such Affiliate to terminate the employment or engagement of any of its employees or other service providers at any time.

(f) The Awards (whether vested or unvested) shall be subject to rescission, cancellation or recoupment, in whole or in part, under any current or future “clawback” or similar policy of the Company that is applicable to the Participant. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement.

Section 18. Effective Date of Plan. The Plan shall be effective as of January 20, 2021 (the “Effective Date”).

Section 19. Term of Plan. Unless the Plan is terminated in accordance with Section 11, the Plan shall terminate December 24, 2030, ten years after the date the majority stockholders approved the Plan. No Awards under the Plan shall thereafter be granted.

Section 20. Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any Applicable Law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

Section 21. Governing Law. The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the State of Delaware, without regard to the application of the principles of conflicts of laws.

Section 22. Notices. Any notice to be given to the Company pursuant to the provisions of this Plan must be given in writing and addressed, if to the Company, to its principal executive office to the attention of its Chief Financial Officer (or such other Person as the Company may designate in writing from time to time), and, if to a Participant, to the address contained in the Company’s personnel files, or at such other address as that Participant may hereafter designate in writing to the Company. Any such notice will be deemed duly given: if delivered personally or via recognized overnight delivery service, on the date and at the time so delivered; if sent via telecopier or email, on the date and at the time telecopied or emailed with confirmation of delivery; or, if mailed, five (5) days after the date of mailing by registered or certified mail.